                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.1

              ===================================================

                         GLOBAL IMAGING SYSTEMS, INC.,


                                  AS ISSUER,


                       THE NOTE GUARANTORS PARTY HERETO


                                      AND


                   UNITED STATES TRUST COMPANY OF NEW YORK,

                                  AS TRUSTEE

                  10 3/4% SENIOR SUBORDINATED NOTES DUE 2007

                                ==============


                                   INDENTURE

                           Dated as of March 8, 1999

                                ==============




              ===================================================

                               TABLE OF CONTENTS

                                                                          PAGE


                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.  Definitions................................................    1
Section 1.2.  Other Definitions..........................................   27
Section 1.3.  Incorporation by Reference of Trust Indenture Act..........   28
Section 1.4.  Rules of Construction......................................   28

                                  ARTICLE II
                                   THE NOTES

Section 2.1.  Form and Dating............................................   29
Section 2.2.  Execution and Authentication...............................   30
Section 2.3.  Registrar and Paying Agent.................................   31
Section 2.4.  Deposit of Monies; Paying Agent to Hold Money in Trust.....   32
Section 2.5.  Noteholder Lists...........................................   32
Section 2.6.  Book-Entry Provisions......................................   32
Section 2.7.  Legends 33
Section 2.8.  Transfer and Exchange......................................   34
Section 2.9.  Mutilated, Destroyed, Lost or Stolen Notes.................   40
Section 2.10. Temporary Notes............................................   40
Section 2.11. Cancellation...............................................   41
Section 2.12. Payment of Interest; Defaulted Interest....................   41
Section 2.13. Computation of Interest....................................   42
Section 2.14. Add-On Notes...............................................   42
Section 2.15. CUSIP Numbers..............................................   42

                                  ARTICLE III
                                   COVENANTS

Section 3.1.  Payment of Notes...........................................   43
Section 3.2.  Maintenance of Office or Agency............................   43
Section 3.3.  Corporate Existence........................................   44
Section 3.4.  Payment of Taxes and Other Claims..........................   44
Section 3.5.  Compliance Certificate.....................................   44
Section 3.6.  Maintenance of Properties..................................   45
Section 3.7.  Further Instruments and Acts...............................   45
Section 3.8.  Waiver of Stay, Extension or Usury Laws....................   45
Section 3.9.  Limitation on Incurrence of Additional Indebtedness........   45
Section 3.10. Limitation on Restricted Payments..........................   46
Section 3.11. Limitation on Asset Sales..................................   49

Section 3.12. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...... 52
Section 3.13. Limitation on the Ownership of Capital Stock of Restricted Subsidiaries...................... 54
Section 3.14. Limitation on Designation of Unrestricted Subsidiaries....................................... 54
Section 3.15. Limitation on Layered Indebtedness........................................................... 55
Section 3.16. Limitation on Liens.......................................................................... 56
Section 3.17. Limitation on Transactions with Affiliates................................................... 56
Section 3.18. Change of Control............................................................................ 57
Section 3.19. Reports to Holders........................................................................... 59
Section 3.20. Payments for Consent......................................................................... 60

                                            ARTICLE IV
                                        SUCCESSOR COMPANY

Section 4.1.  Merger, Consolidation and Sale of Assets..................................................... 60

                                          ARTICLE V
                                     REDEMPTION OF NOTES

Section 5.1.  Optional Redemption.......................................................................... 62
Section 5.2.  Applicability of Article..................................................................... 62
Section 5.3.  Election to Redeem; Notice to Trustee........................................................ 62
Section 5.4.  Notice of Redemption......................................................................... 63
Section 5.5.  Deposit of Redemption Price.................................................................. 64
Section 5.6.  Notes Payable on Redemption Date............................................................. 64
Section 5.7.  Notes Redeemed in Part....................................................................... 64

                                            ARTICLE VI
                                       DEFAULTS AND REMEDIES

Section 6.1.  Events of Default............................................................................ 64
Section 6.2.  Acceleration................................................................................. 66
Section 6.3.  Other Remedies............................................................................... 67
Section 6.4.  Waiver of Past Defaults...................................................................... 67
Section 6.5.  Control by Majority.......................................................................... 67
Section 6.6.  Limitation on Suits.......................................................................... 68
Section 6.7.  Rights of Holders to Receive Payment......................................................... 68
Section 6.8.  Collection Suit by Trustee................................................................... 68
Section 6.9.  Trustee May File Proofs of Claim............................................................. 68
Section 6.10. Priorities................................................................................... 69
Section 6.11. Undertaking for Costs........................................................................ 69

                                            ARTICLE VII
                                              TRUSTEE

Section 7.1.  Duties of Trustee............................................................................ 69
Section 7.2.  Rights of Trustee............................................................................ 71
Section 7.3.  Individual Rights of Trustee................................................................. 71

Section 7.4.   Trustee's Disclaimer.............................................................. 71
Section 7.5.   Notice of Defaults................................................................ 72
Section 7.6.   Reports by Trustee to Holders..................................................... 72
Section 7.7.   Compensation and Indemnity........................................................ 72
Section 7.8.   Replacement of Trustee............................................................ 73
Section 7.9.   Successor Trustee by Merger....................................................... 74
Section 7.10.  Eligibility; Disqualification..................................................... 74
Section 7.11.  Preferential Collection of Claims Against Company................................. 75

                                 ARTICLE VIII
                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1.   Termination of the Company's Obligations.......................................... 75
Section 8.2.   Legal Defeasance and Covenant Defeasance.......................................... 76
Section 8.3.   Conditions to Defeasance.......................................................... 77
Section 8.4.   Application of Trust Money........................................................ 78
Section 8.5.   Repayment to Company.............................................................. 78
Section 8.6.   Indemnity for U.S. Government Obligations......................................... 79
Section 8.7.   Reinstatement..................................................................... 79

                                  ARTICLE IX
                                  AMENDMENTS

Section 9.1.   Without Consent of Holders........................................................ 79
Section 9.2.   With Consent of Holders........................................................... 80
Section 9.3.   Compliance with Trust Indenture Act............................................... 81
Section 9.4.   Revocation and Effect of Consents and Waivers..................................... 81
Section 9.5.   Notation on or Exchange of Notes.................................................. 82
Section 9.6.   Trustee to Sign Amendments, etc................................................... 82

                                   ARTICLE X
                          SUBORDINATION OF THE NOTES

Section 10.1.  Agreement to Subordinate.......................................................... 82
Section 10.2.  Liquidation, Dissolution, Bankruptcy.............................................. 82
Section 10.3.  Default on Senior Indebtedness of the Company..................................... 83
Section 10.4.  Acceleration of Payment of Notes.................................................. 84
Section 10.5.  When Distribution Must Be Paid Over............................................... 84
Section 10.6.  Subrogation....................................................................... 84
Section 10.7.  Relative Rights................................................................... 84
Section 10.8.  Subordination May Not Be Impaired by Company...................................... 84
Section 10.9.  Rights of Trustee and Paying Agent................................................ 84
Section 10.10. Distribution or Notice to Representative.......................................... 85
Section 10.11. Article X Not to Prevent Events of Default or Limit Right to Accelerate........... 85
Section 10.12. Trust Moneys Not Subordinated..................................................... 85
Section 10.13. Trustee Entitled to Rely.......................................................... 85
Section 10.14. Trustee to Effectuate Subordination............................................... 86
Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness.......................... 86

Section 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions.......................  86
Section 10.17. No Waiver of Subordination Provisions........................................................  86
Section 10.18. Other Rights of Holders of Senior Indebtedness...............................................  87

                                           ARTICLE XI
                                            GUARANTEE

Section 11.1.  Guarantee....................................................................................  88
Section 11.2.  Limitation on Liability; Termination, Release and Discharge..................................  89
Section 11.3.  Right of Contribution........................................................................  90
Section 11.4.  No Subrogation...............................................................................  90
Section 11.5.  Additional Note Guarantees...................................................................  91

                                           ARTICLE XII
                              SUBORDINATION OF THE NOTE GUARANTEES

Section 12.1.  Agreement to Subordinate.....................................................................  91
Section 12.2.  Liquidation, Dissolution, Bankruptcy.........................................................  91
Section 12.3.  Default on Senior Indebtedness of Note Guarantors............................................  92
Section 12.4.  Demand for Payment...........................................................................  93
Section 12.5.  When Distribution Must Be Paid Over..........................................................  93
Section 12.6.  Subrogation..................................................................................  93
Section 12.7.  Relative Rights..............................................................................  93
Section 12.8.  Subordination May Not Be Impaired by Note Guarantors.........................................  93
Section 12.9.  Rights of Trustee and Paying Agent...........................................................  94
Section 12.10. Distribution or Notice to Representative.....................................................  94
Section 12.11. Article XII Not to Prevent Defaults Under the Note Guarantees or Limit Right to Demand
                      Payment...............................................................................  94
Section 12.12. Trustee Entitled to Rely.....................................................................  94
Section 12.13. Trustee to Effectuate Subordination..........................................................  95
Section 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Note Guarantors..................  95
Section 12.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions.......................  95
Section 12.16. No Waiver of Subordination Provisions........................................................  95
Section 12.17. Other Rights of Holders of Senior Indebtedness...............................................  96

                                          ARTICLE XIII
                                          MISCELLANEOUS

Section 13.1.  Trust Indenture Act Controls.................................................................  97
Section 13.2.  Notices......................................................................................  97
Section 13.3.  Communication by Holders with Other Holders..................................................  98
Section 13.4.  Certificate and Opinion as to Conditions Precedent...........................................  98
Section 13.5.  Statements Required in Certificate or Opinion................................................  98
Section 13.6.  Rules by Trustee, Paying Agent and Registrar.................................................  98
Section 13.7.  GOVERNING LAW, ETC...........................................................................  99
Section 13.8.  No Recourse Against Others...................................................................  99
Section 13.9.  Successors...................................................................................  99

Section 13.10.  Multiple Originals.......................................  99
Section 13.11.  Severability.............................................  99
Section 13.12.  Qualification of Indenture...............................  99
Section 13.13.  Table of Contents; Headings.............................. 100

ANNEX A           NOTE GUARANTORS

EXHIBIT A         FORM OF INITIAL NOTE

EXHIBIT B         FORM OF EXCHANGE NOTE

EXHIBIT C         FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIBS

EXHIBIT D         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                  WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

EXHIBIT E         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                  TRANSFERS PURSUANT TO REGULATION S

EXHIBIT F         FORM OF NOTE GUARANTEE

                             CROSS-REFERENCE TABLE

     TIA                                                                                           Indenture
   Section                                                                                          Section
--------------                                                                                   --------------
310(a)(1)                   ....................................................................      7.10
   (a)(2)                   ....................................................................      7.10
   (a)(3)                   ....................................................................      N.A.
   (a)(4)                   ....................................................................      N.A.
   (b)                      ....................................................................      7.8; 7.10
   (c)                      ....................................................................      N.A.
311(a)                      ....................................................................      7.11
   (b)                      ....................................................................      7.11
   (c)                      ....................................................................      N.A.
312(a)                      ....................................................................      2.5
   (b)                      ....................................................................     13.3
   (c)                      ....................................................................     13.3
313(a)                      ....................................................................      7.6
   (b)(1)                   ....................................................................      N.A.
   (b)(2)                   ....................................................................      7.6
   (c)                      ....................................................................      7.6
   (d)                      ....................................................................      7.6
314(a)                      ....................................................................      3.20
   (b)                      ....................................................................      N.A.
   (c)(1)                   ....................................................................     13.4
   (c)(2)                   ....................................................................     13.4
   (c)(3)                   ....................................................................      N.A.
   (d)                      ....................................................................      N.A.
   (e)                      ....................................................................     13.5
315(a)                      ....................................................................      7.2
   (b)                      ....................................................................     13.2
   (c)                      ....................................................................      7.1
   (d)                      ....................................................................      7.1
   (e)                      ....................................................................      6.11
316(a)(last sentence)       ....................................................................     11.1
   (a)(1)(A)                ....................................................................      6.5
   (a)(1)(B)                ....................................................................      6.4
   (a)(2)                   ....................................................................      N.A.
   (b)                      ....................................................................      6.7
317(a)(1)                   ....................................................................      6.8
   (a)(2)                   ....................................................................      6.9
   (b)                      ....................................................................      2.4
318(a)                      ....................................................................     13.1

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

          This INDENTURE is dated as of March 8, 1999, among Global Imaging Systems, Inc., a Delaware corporation (the "Company"), American Photocopy
                                            -------
Equipment Company of Pittsburgh, a Delaware corporation, Berney, Inc., an Alabama corporation, Business Equipment Unlimited, a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Capitol Copy Products, Inc., a Delaware corporation, Capitol Office Solutions, Inc., a Delaware corporation, Carr Business Machines of Great Neck Inc., a New York corporation, Centre Business Products, Inc., a Pennsylvania corporation, Connecticut Business Systems, Inc., a Connecticut corporation, Conway Office Products, Inc., a New Hampshire corporation, Copy Service and Supply, Inc., a North Carolina corporation, COS Financial, Inc., a Maryland corporation, Dahill Industries, Inc., a Texas corporation, Distinctive Business Products, Inc., an Illinois corporation, Duplicating Specialties, Inc. dba Copytronix, an Oregon corporation, Eastern Copy Products, Inc., a New York corporation, Electronic Systems of Richmond, Inc., a Virginia corporation, Electronic Systems, Inc., a Virginia corporation, Felco Office Systems, Inc., a Texas corporation, Global Imaging Finance Company, a Delaware corporation, Global Imaging Operations, Inc., a Delaware corporation, ProView, Inc., a North Carolina corporation, Quality Business Systems, Inc., a Washington corporation, Southern Business Communications, Inc., a Georgia corporation, and Southern Copy Systems, Inc., an Alabama corporation, as Note Guarantors (as defined), and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as trustee (the "Trustee").
                              -------

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders (the "Holders" or
                                                       -------
"Noteholders") of:  (i) the Company's 10 3/4% Senior Subordinated Notes Due 2007
 -----------
issued on the date hereof, (ii) any Add-On Notes that may be issued after the Issue Date (all such securities in clauses (i) and (ii) being referred to collectively as "Initial Notes") and (iii) if and when issued in exchange for
                 -------------
Initial Notes as provided in the Registration Rights Agreement or a similar agreement relating to Initial Notes (as hereinafter defined), the Company's 10 3/4% Senior Subordinated Notes Due 2007 (the "Exchange Notes", and together with
                                              --------------
the Initial Notes, the "Notes").
                        -----

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1.  Definitions.
                        -----------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

          "Asset Acquisition" means:
           -----------------

          (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

          (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary (including a Person that is or will become a Restricted Subsidiary immediately after such sale, issuance, conveyance, transfer, lease, assignment or other transfer for value) of:

          (a) any Capital Stock of any Restricted Subsidiary; or

          (b) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary;

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;
                                     -----------

          (2) a disposition of inventory, receivables or other current assets in the ordinary course of business;

          (3) dispositions of assets in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;

          (4) for purposes of Section 3.11 only, the making of a Permitted
                              ------------
     Investment or Restricted Payment;

          (5) a disposition in the ordinary course of business of obsolete or worn-out equipment;

          (6) rental equipment sales made in the ordinary course of business;
     and

          (7) any sale of Capital Stock or other securities or Indebtedness of an Unrestricted Subsidiary.

          "Asset Sale Transaction" means Asset Sales and, whether or not
           ----------------------
constituting an Asset Sale, (1) any sale or other disposition of Capital Stock and (2) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (1) or (4) of such definition.

          "Bankruptcy Law" means Title 11, United States Code, or any other
           --------------
applicable federal, state, or foreign bankruptcy, insolvency or similar law as now or hereafter constituted.

          "Board of Directors" means, (i) in the case of a Person that is a
           ------------------
corporation, the board of directors of such Person or any committee authorized to act therefor and (ii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which commercial banking institutions are authorized or required by law to close in New York City.

          "Capitalized Lease Obligations" means, as to any Person, the
           -----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means:
           -------------

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity or ownership interests of such Person.

          "Cash Equivalents" means:
           ----------------

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          "Certificated Notes" means Notes held in certificated form, other than
           ------------------
Global Notes, but including IAI Notes.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events:

          (1) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause

     (1) ), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (1) ), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation);

          (2) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (3) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Restricted Subsidiaries sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, all of the total voting power of the then outstanding Voting Stock of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person.

          "Closing Date" means, with respect to any Initial Notes, the date on
           ------------
which such Initial Notes are originally issued.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" means the Securities and Exchange Commission, or any
           ----------
successor agency thereto with respect to the regulation or registration of securities.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" has the meaning set forth in the introductory paragraph
           -------
hereto.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) Consolidated Income Tax Expense for such period; plus

          (2) Consolidated Interest Expense for such period; plus

          (3) Consolidated Non-cash Charges for such period; plus

          (4) net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto, less

          (5) to the extent that the aggregate of all such items exceeds $1.0 million (a) all non-cash credits and gains increasing Consolidated Net Income for such period and (b) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

          "Consolidated Fixed Charge Coverage Ratio" means, as of any date of
           ----------------------------------------
determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter
                                                               ------------
Period") to Consolidated Fixed Charges for such Four Quarter Period. For
------
purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

          (2) any Asset Sale Transactions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

          (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

          (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, for any period, the sum, without
           --------------------------
duplication, of:

          (1) Consolidated Interest Expense, plus

          (2) the product of:

               (a) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times

               (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

          "Consolidated Income Tax Expense" means, with respect to the Company
           -------------------------------
for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the sum of,
           -----------------------------
without duplication determined on a consolidated basis in accordance with GAAP:

          (1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not interest expense in accordance with GAAP):

               (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Company in the form of additional Indebtedness,

               (b) any amortization of deferred financing costs,

               (c) the net costs under Currency Agreements related to Indebtedness and Interest Rate Agreements (including amortization of fees),

               (d) all capitalized interest,

               (e) the interest portion of any deferred payment obligation,

               (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

               (g) any interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on the assets of the Company or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

          (1) net after-tax gains from Asset Sale Transactions or abandonments or reserves relating thereto;

          (2) net after-tax items classified as extraordinary gains or losses;

          (3) for purposes of calculating Consolidated Net Income pursuant to clause (3)(A) Section 3.10 only, the net income of any Person acquired in a
                   ------------
     "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

          (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

          (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

          (7) any restoration to income of any contingency reserve in excess of $1.0 million, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

          (8) the cumulative effect of changes in accounting principles.

          "Consolidated Net Worth" of any Person means the consolidated
           ----------------------
stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, for any period, the aggregate
           -----------------------------
depreciation, amortization and other non-cash expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "Currency Agreement" means, in respect of any Person, any foreign
           ------------------
exchange contract, currency swap agreement or other similar agreement as to which such Person is a party.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
custodian or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Designated Senior Indebtedness" means:
           ------------------------------

          (1) in respect of the Company, the Senior Credit Facility and any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness;" and

          (2) in respect of any Note Guarantor, the Senior Credit Facility and any other Senior Indebtedness of any Note Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15 million and is specifically designated by such Note Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day following the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section 3.18 and Section 3.11 and (y) any such requirement only
                ------------     ------------
becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

          "Domestic Restricted Subsidiary" means any direct or indirect
           ------------------------------
Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

          "DTC" means The Depository Trust Company, its nominees and their
           ---
respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Offer Registration Statement" has the meaning assigned to it
           -------------------------------------
in the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

          "Four Quarter Period" has the meaning set forth in the definition of
           -------------------
"Consolidated Fixed Charge Coverage Ratio" above.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the financial covenants contained herein shall utilize GAAP as in effect on the Issue Date.

          "Hedging Obligations" means the obligations of any Person pursuant to
           -------------------
any Interest Rate Agreement or Currency Agreement.

          "IAI" means an institutional "accredited investor," as defined in Rule
           ---
501(a)(1), (2), (3) or (7) under the Securities Act, other than a QIB.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or at the time its assets are acquired and Indebtedness assumed in connection therewith by the Company or any of its Restricted Subsidiaries, whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Person becoming a Restricted Subsidiary or being merged or consolidated with the Company or any of its Restricted Subsidiaries or the acquisition of such Person's assets, shall be deemed Incurred at that time.

          "Indebtedness" means with respect to any Person, without duplication:
           ------------

          (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

          (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

          (5) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

          (8) all obligations under Hedging Obligations of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that if the "maximum fixed repurchase price" of any Disqualified Capital Stock:

               (a) does not have a fixed repurchase price, such price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and

               (b) is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be the Fair Market Value thereof.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Independent Financial Advisor" means an accounting firm, appraisal
           -----------------------------
firm, investment banking firm or consultant to Persons engaged in a Permitted Business, in each case, of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

          "Interest Rate Agreement" of any Person means any interest rate
           -----------------------
protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

          "Investment" means, with respect to any Person, any:
           ----------

          (1) direct or indirect loan or other extension of credit (including, without limitation, a guarantee),

          (2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or

          (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

"Investment" shall exclude accounts receivable or deposits arising in the ordinary course of business. For purposes of Section 3.10, the Company shall be
                                              ------------
deemed to have made an "Investment" in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of any such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation.

          Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such sale or other disposition.

          "Issue Date" means March 8, 1999.
           ----------

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Liquidated Damages" has the meaning assigned to it in the
           ------------------
Registration Rights Agreement.

          "Moody's" means Moody's Investors Service, Inc. or any successor to
           -------
the business of such corporation.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of the direct costs relating to such Asset Sale, including:

          (1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment or Indebtedness secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Non-U.S. Person" means a Person who is not a U.S. Person, as defined
           ---------------
in Regulation S.

          "Note Custodian" means, with respect to each Global Note, the
           --------------
custodian therefor on behalf of DTC or its nominee (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

          "Note Guarantee" means the guarantee of the Notes by each Note
           --------------
Guarantor under Article XI hereof.
                ----------

          "Note Guarantor" means American Photocopy Equipment Company of
           --------------
Pittsburgh, Berney, Inc., Business Equipment Unlimited, Cameron Office Products, Inc., Capitol Copy Products, Inc., Capitol Office Solutions, Inc., Carr Business Machines of Great Neck Inc., Centre Business Products, Inc., Connecticut Business Systems, Inc., Conway Office Products, Inc., Copy Service and Supply, Inc., COS Financial, Inc., Dahill Industries, Inc., Distinctive Business Products, Inc., Duplicating Specialties, Inc. dba Copytronix, Eastern Copy Products, Inc., Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Felco Office Systems, Inc., Global Imaging Finance Company, Global Imaging Operations, Inc., ProView, Inc., Quality Business Systems, Inc., Southern Business Communications, Inc., Southern Copy Systems, Inc. and each Additional Guarantor.

          "Obligations" means, with respect to any Indebtedness, any principal,
           -----------
interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, including, in the case of the Notes and the Note Guarantees in respect thereof, damages, and other liabilities payable under the documentation governing such Indebtedness.

          "Officer" means the Chairman of the Board, the Chief Executive
           -------
Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Outstanding" means, as of the date of determination, all Notes
           -----------
theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes which have been paid pursuant to Section 2.9 or in
                                                       -----------
     exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

          (iv)  Notes which have been defeased pursuant to Article VIII;
                                                           ------------

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "Permitted Business" means the business or businesses conducted by the
           ------------------
Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary, complementary or related thereto.

          "Permitted Holders" means
           -----------------

          (1) Thoma Cressey Equity Partners LLC and its Affiliates and

          (2) (a) Thomas S. Johnson; (b) the spouse, parents, siblings or descendants of Thomas S. Johnson or of such spouse or siblings; (c) in the event of incompetence or death of Thomas S. Johnson or any of the Persons described in (b) above, such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (d) any trusts created for the sole benefit of Thomas S. Johnson or any of the Persons described in clauses (b) or (c) above; (e) any Person of which Thomas S. Johnson or any of the Persons described in clauses (b) or (c) above (x) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis at least 51% of the voting power of the Voting Stock of such Person or (y) is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

          (1) Indebtedness in respect of the Notes issued on the Issue Date and replacement Notes issued therefor pursuant to this Indenture;

          (2) guarantees by the Company of Indebtedness of any Note Guarantor permitted under this Indenture and guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under this Indenture provided, that if any such guarantee is of Subordinated Indebtedness, then the Notes, in the case of guarantee by the Company, or the Note Guarantee, in the case of a guarantee by a Note Guarantor, shall be senior to the Company's or such Note Guarantor's guarantee of such Subordinated Indebtedness;

          (3) Indebtedness Incurred pursuant to the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $250,000,000, less the amount of any permanent prepayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with Section 3.11;
                                              ------------

          (4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness specified under any of the other clauses of this definition of Permitted Indebtedness;

          (5) Hedging Obligations Incurred for the purpose of fixing or hedging interest rate risk and not for speculative purposes;

          (6) intercompany Indebtedness among the Company and any of its Restricted Subsidiaries; provided that:

               (a) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and this Indenture, in the case of the Company, or such Subsidiary's Note Guarantee, in the case of any such Subsidiary Guarantor, and

               (b) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (6) at the time such event occurs;

          (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of Incurrence;

          (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (9) Refinancing Indebtedness in respect of:

               (a) Indebtedness (other than Permitted Indebtedness and Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to paragraph (1) of Section 3.9 or
                              -----------

               (b) Indebtedness Incurred pursuant to clause (1) or (4) of this definition of Permitted Indebtedness;

          (10) Capitalized Lease Obligations and Purchase Money Indebtedness that do not exceed $10 million in the aggregate at any one time outstanding; and

          (11) Additional Indebtedness of the Company or any Note Guarantor in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Senior Credit Facility).

For purposes of determining compliance with Section 3.9, in the event that an
                                            -----------
item of Indebtedness meets the criteria of more than one of the categories described above in this definition or is entitled to be Incurred pursuant to
Section 3.9, the Company shall, in its sole discretion, classify such item of
-----------
Indebtedness in any manner that complies with Section 3.9.
                                              -----------

          "Permitted Investments" means:
           ---------------------

          (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;

          (2) Investments by any Restricted Subsidiary in the Company;

          (3) Investments in cash and Cash Equivalents;

          (4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue
     Date);

          (5)  Investments permitted pursuant to clause (b)(2) or (5) of Section
                                                                         -------
     3.17;
     ----

          (6) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

          (7) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.11;
                                                ------------

          (8) Investments made solely in the form of common shares of the Company constituting Qualified Capital Stock;

          (9) Investments received by the Company in the form of promissory notes received from employees of the Company as consideration for the issuance of Capital Stock, other than Disqualified Capital Stock;

          (10) Investments, including guarantees, by the Company in any Special Purpose Financing Vehicle; and

          (11) other Investments not to exceed $20 million at any one time outstanding.

          "Permitted Junior Securities" means any securities of the Company or
           ---------------------------
any other Person that are:

          (1)  equity securities without special covenants; or

          (2) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which

               (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the Issue Date,

               (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the Issue Date and

               (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization pursuant to which such securities are issued).

          "Permitted Liens" means any of the following:
           ---------------

          (1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (2) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, regulatory obligations, surety and appeal bonds, bids, leases, warranties, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (3) any interest or title of a lessor under any Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

          (4) purchase money Liens to finance property of the Company or a Restricted Subsidiary acquired in the ordinary course of business; provided, that:

               (a) the related purchase money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired and

               (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (7) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

          (8) Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with Section 3.9 and that are secured by the
                                         -----------
     same assets as secure such Hedging Obligations;

          (9) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under Section 3.16 and which
                                                      ------------
     Indebtedness has been Incurred in accordance with Section 3.9; provided,
                                                       -----------
     that such new Liens:

               (a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

               (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

          (10) Liens securing Acquired Indebtedness Incurred in accordance with
     Section 3.9, provided, that
     -----------

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation or contemplation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

               (b) such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

          (11) Liens in favor of the Company or the Note Guarantors; and

          (12) Liens not otherwise permitted by clauses (1) through (11) with respect to obligations that do not, in the aggregate, exceed $5 million at any one time outstanding.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Post-Petition Interest" means all interest accrued or accruing after
           ----------------------
the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Private Exchange Notes" means any Initial Notes exchanged for
           ----------------------
Exchange Notes with a Private Placement Legend pursuant to the Registration Rights Agreement.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

          "QIB" means any "qualified institutional buyer" (as defined in Rule
           ---
144A under the Securities Act).

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

          "Redemption Date" means, with respect to any redemption of Notes, the
           ---------------
date of redemption with respect thereto.

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Restricted Subsidiary, to the extent that such Refinancing does not:

          (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with:

               (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the indebtedness being Refinanced or

               (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

     provided, that: (i) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company; (ii) if such Indebtedness being Refinanced is Indebtedness of a Note Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor; (iii) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Note Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Note Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced; and (iv) if such Indebtedness being Refinanced has an original maturity date after the Stated Maturity of the Notes, then such Refinancing Indebtedness need only have a maturity date that is after the Stated Maturity of the Notes.

          "Registered Exchange Offer" means the registration by the Company
           -------------------------
under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated March 8, 1999 among the Company, American Photocopy Equipment Company of Pittsburgh, Berney, Inc., Business Equipment Unlimited, Cameron Office Products, Inc., Capitol Copy Products, Inc., Capitol Office Solutions, Inc., Carr Business Machines of Great Neck Inc., Centre Business Products, Inc., Connecticut Business Systems, Inc., Conway Office Products, Inc., Copy Service and Supply, Inc., COS Financial, Inc., Dahill Industries, Inc., Distinctive Business Products, Inc., Duplicating Specialties, Inc. dba Copytronix, Eastern Copy Products, Inc., Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Felco Office Systems, Inc., Global Imaging Finance Company, Global Imaging Operations, Inc., ProView, Inc., Quality Business Systems, Inc., Southern Business Communications, Inc. and Southern Copy Systems, Inc. and First Union Capital Markets Corp., Prudential Securities Incorporated, Raymond James & Associates, Inc. and Scotia Capital Markets (USA) Inc.

          "Regulation S" means Regulation S adopted under the Securities Act or
           ------------
any successor regulation.

          "Representative" means any trustee, agent or representative (if any)
           --------------
for an issue of Senior Indebtedness of the Company.

          "Restricted Add-On Notes" means Add-On Notes initially issued other
           -----------------------
than in a public offering registered under the Securities Act.

          "Restricted Period" means, with respect to any Initial Notes offered
           -----------------
and sold outside the United States in reliance on Regulation S, the 40 consecutive days beginning on and including the later of (A) the day on which such Initial Notes are first offered to persons other than distributors (as defined in Regulation S) and (B) the Closing Date for such Initial Notes.

          "Restricted Subsidiary" of the Company means any Subsidiary of the
           ---------------------
Company which at the time of determination is not an Unrestricted Subsidiary.

          "Revocation" has the meaning set forth under Section 3.14.
           ----------                                  ------------

          "Royalty Agreement" means the Royalty Agreement dated March 29, 1996,
           -----------------
as amended, among Global Imaging Operations, Inc. and each of the Subsidiaries of the Company.

          "Rule 144A" means Rule 144A under the Securities Act or any successor
           ---------
rule.

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

          "S&P" means Standard & Poor's Corporation or any successor to the
           ---
business of such corporation.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Senior Credit Facility" means the credit agreement dated as of July
           ----------------------
31, 1998 among the Company and the Subsidiaries thereof party thereto as Borrowers, First Union National Bank, as Administrative Agent and as Lender, and the other agents and lenders from time to time named therein and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time by one or more credit agreements, including any agreement adding or deleting Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means, at any date, with respect to any Company
           -------------------
or any Note Guarantor, as the case may be:

          (1) all Obligations of the Company or such Note Guarantor, as the case may be, under the Senior Credit Facility, including all Hedging Obligations with respect thereto;

          (2) all Obligations in respect of Indebtedness of the Company or such Note Guarantor, as the case may be, for borrowed money.

          Notwithstanding the preceding, Senior Indebtedness shall not include:

          (1) any liability for Federal, state, local or other taxes owing by the Company or such Note Guarantor, as the case may be;

          (2) any Indebtedness among or between the Company and any Subsidiary or Affiliate of the Company;

          (3) that portion of any Indebtedness that is Incurred in violation of this Indenture;

          (4) any Indebtedness represented by Disqualified Capital Stock;

          (5) any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Note Guarantor, as the case may be;

          (6) any Indebtedness that is, by its express terms, not senior in right of payment to the Notes, in the case of the Company, or the relevant Note Guarantee, in the case of such Note Guarantor; or

          (7) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or such Note Guarantor, as the case may be.

          "Senior Subordinated Indebtedness" means, with respect to the Company,
           --------------------------------
the Notes and, with respect to any Note Guarantor, such Note Guarantor's Note Guarantee and any other Indebtedness of the Company or such Note Guarantor that specifically provides that such Indebtedness is to rank equal in right of payment with the Notes or such Note Guarantee, as the case may be, and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Note Guarantor which is not Senior Indebtedness.

          "Significant Subsidiary" shall mean a Subsidiary of the Company
           ----------------------
constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act.

          "Special Purpose Financing Vehicle" means, any corporation, limited
           ---------------------------------
liability company or partnership:

          (1) all of whose securities other than debt securities or non-voting preferred stock or directors' qualifying shares are owned by the Company or one of its Wholly Owned Restricted Subsidiaries; and

          (2) the primary purpose of which is to provide financing to the Company or one of its Wholly Owned Restricted Subsidiaries.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Indebtedness" means, with respect to the Company or any
           -------------------------
Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Note Guarantor's Note Guarantee, as the case may be.

          "Subsidiary," with respect to any Person, means:
           ----------

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939
           ---
(15 U.S.C. (S)(S) 77aaa-77bbbb), as in effect on the date of this Indenture
    ------
(except as otherwise provided in this Indenture).

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          "Trust Officer" means, when used with respect to the Trustee, any
           -------------
officer within the corporate trust department (or successor group) of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Unrestricted Subsidiary" means any Subsidiary of the Company
           -----------------------
designated as such pursuant to Section 3.14.  Any such designation may be
                               ------------
revoked by a Board Resolution of the Company, subject to the provisions of
Section 3.14.
------------

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" with respect to any Person, means securities of any
           ------------
class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing

          (1) the then outstanding aggregate principal amount of such Indebtedness into

          (2) the sum of the total of the products obtained by multiplying:

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

               (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of the Company means any
           ----------------------------------
Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

          Section 1.2.  Other Definitions.
                        -----------------

                                                                                   Defined in
        Term                                                                         Section
        ----                                                                       -----------
"Additional Guarantee"........................................................            11.5
"Additional Guarantor"........................................................            11.5
"Acceleration Notice".........................................................             6.2(a)
"Add-On Notes"................................................................             2.14
"Affiliate Transaction".......................................................             3.17(a)
"Agent Member"................................................................             2.6(b)
"Authenticating Agent"........................................................             2.2(d)
"Blockage Notice".............................................................            10.3
"Change of Control Offer".....................................................             3.18(a)
"Change of Control Payment Date"..............................................             3.18(a)
"Change of Control Purchase Price"............................................             3.18(a)
"Company".....................................................................       Introduction
"Company Order"...............................................................             2.2(c)
"Corporate Trust Office"......................................................             3.2(a)
"Covenant Defeasance".........................................................             8.2(c)
"Defaulted Interest"..........................................................             2.12(b)
"Designation".................................................................             3.14
"Designation Amount"..........................................................             3.14
"Event of Default"............................................................             6.1
"Exchange Global Note"........................................................             2.1(g)
"Exchange Notes"..............................................................       Introduction
"Global Note".................................................................             2.6(a)
"Guaranteed Obligations"......................................................            11.1(a)
"Holders".....................................................................       Introduction
"Initial Notes"...............................................................       Introduction
"IAI Note"....................................................................             2.1(f)
"Legal Defeasance"............................................................             8.2(b)
"Net Proceeds Offer"..........................................................             3.11(d)
"Net Proceeds Offer Amount"...................................................             3.11(d)
"Net Proceeds Offer Payment Date".............................................             3.11(d)
"Note Register"...............................................................             2.3(a)
"Noteholders".................................................................       Introduction
"Notes".......................................................................       Introduction
"Paying Agent"................................................................             2.3(a)
"Payment Blockage Period".....................................................            10.3
"Private Placement Legend"....................................................             2.7(b)
"Public Equity Offering"......................................................          Exhibit A
"Registrar"...................................................................             2.3(a)
"Regulation S Global Note"....................................................             2.1(e)
"Replacement Assets"..........................................................             3.11(b)
"Resale Restriction Termination Date".........................................             2.7(b)

"Restricted Payment"..........................................................             3.10
"Rule 144A Global Note".......................................................             2.1(d)
"Special Interest Payment Date"...............................................             2.12
"Special Record Date".........................................................             2.12
"Surviving Entity"............................................................             4.1(a)

          Section 1.3.  Incorporation by Reference of Trust Indenture Act.  This
                        -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

          Section 1.4.  Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE II

                                   THE NOTES

          Section 2.1.  Form and Dating.  (a)  The Initial Notes are being
                        ---------------
offered and sold by the Company pursuant to a Note Purchase Agreement, dated March 3, 1999, among the Company, the Note Guarantors and First Union Capital Markets Corp., Prudential Securities Incorporated, Raymond James & Associates, Inc. and Scotia Capital Markets (USA) Inc. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A
                                                                    ---------
hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto.
                                ---------

          (b) The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of
   ----------     -
this Indenture and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

          (c) The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof, provided that, except as provided in Section 5.7, each IAI Note shall
                                              -----------
be in a minimum denomination of $250,000.

          (d) Initial Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A will be issued on a Closing Date in the form of a permanent global Note, in fully registered form without interest coupons, substantially in the form of Exhibit A, (the "Rule 144A Global Note"), deposited
                             ---------        ---------------------
with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as hereinafter provided.

          (e) Initial Notes offered and sold outside the United States of America in reliance on Regulation S will be issued on a Closing Date in the form of a permanent global Note, in fully registered form without interest coupons, substantially in the form of Exhibit A (the "Regulation S Global Note"),
                             ---------       ------------------------
deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as hereinafter provided.

          (f) Initial Notes offered and sold to IAIs in the United States of America will be issued on a Closing Date in non-global, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A, duly
                                                                 ---------
executed by the Company and authenticated by the Trustee as hereinafter provided (each, an "IAI Note"). Upon such issuance, the Trustee
           --------
shall register such IAI Note in the name of the beneficial owner or owners of such note (or the nominee of such beneficial owner or owners) and deliver the certificates for such IAI Notes to the respective beneficial owner or owners. Upon transfer of such IAI Notes to a QIB or to a Non-U.S. Person, such IAI Notes will, unless the Rule 144A Global Note, in the case of a transfer to a QIB, or the Regulation S Global Note, in the case of a transfer to a Non-U.S. Person, has previously been exchanged for Certificated Notes pursuant to Section 2.6(c),
                                                                 --------------
be exchanged for an interest in a Global Note pursuant to Section 2.8.
                                                          -----------

          (g) All or part of any Rule 144A Global Note, Regulation S Global Note and any IAI Note exchanged in the Registered Exchange Offer will be exchanged for a permanent global Note in fully registered form, without interest coupons (or beneficial interest therein) substantially in the form of Exhibit B,
                                                                      ---------
deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee, as hereinafter provided (the "Exchange Global
                                                            ---------------
Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as hereinafter provided.

          Section 2.2.  Execution and Authentication.  (a)  Two Officers, one of
                        ----------------------------
whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

          (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $100,000,000, (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount and (3) Add-On Notes for original issue after the Issue Date in unlimited aggregate principal amount, and, if applicable, the related exchange of Initial Notes for Exchange Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (a "Company Order"). Such Company Order shall specify the amount of
                -------------
the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Except as permitted in Section
                                                                     -------
2.14 or Section 2.15(b), all Notes issued on the Issue Date and all Add-On Notes
----    ---------------
shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          (d)  The Trustee may appoint an agent (the "Authenticating Agent")
                                                      --------------------
reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

          (e)  In case the Company, pursuant to Article IV, shall be
                                                ----------
consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes
                                                 ----------
authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of
     -----------
transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          Section 2.3.  Registrar and Paying Agent.  (a)  The Company shall
                        --------------------------
maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and
 ---------                                                   ------------
for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one
                                     -------------
or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.
                                                                   -----------
The Company may act as Paying Agent, Registrar or co-registrar.

          (c) The Company initially appoints the Trustee at its principal corporate trust office in the Borough of Manhattan, City of New York (the "Corporate Trust Office") as Registrar, Paying Agent and agent for service of
 ----------------------
demands and notices in connection with the Notes and this Indenture, until such time as the Trustee has resigned or a successor Trustee has been appointed or until a successor Registrar, Paying Agent or agent for service of demands and notices in connection with the Notes and this Indenture has been appointed.

          Section 2.4.  Deposit of Monies; Paying Agent to Hold Money in Trust.
                        ------------------------------------------------------
By at least 10:00 a.m. (New York City time) on the date on which any principal of, or interest or Liquidated Damages, if any, on, any Note is due and payable, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay such principal, interest or Liquidated Damages, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of, or interest or Liquidated Damages, if any, on, the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall (by at least 10:00 a.m. (New York City time) on the date on which any principal of, or interest or Liquidated Damages, if any, on, any Note is due and payable) segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. At any time that the Company is serving as Paying Agent for the Notes, upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.5.  Noteholder Lists.  The Trustee shall preserve in as
                        ----------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          Section 2.6.  Book-Entry Provisions.  (a)  Each Rule 144A Global Note
                        ---------------------
and Regulation S Global Note (each, a "Global Note" and collectively, the
                                       -----------
"Global Notes") initially shall (i) be registered in the name of DTC or the
 ------------
nominee of DTC, (ii) be deposited with the Note Custodian and (iii) bear the appropriate legends, as set forth in Exhibit A or Exhibit B, as the case may be.
                                     ---------    ---------

          (b)  Members of, or participants in, DTC ("Agent Members") shall have
                                                     -------------
no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Certificated Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC's and the Registrar's procedures.
In addition, Certificated Notes (in the form of Exhibit A or Exhibit B, as
                                                ---------    ---------
applicable) shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if:

          (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

          (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

          (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the transfer of an entire Global Note to the beneficial owners thereof pursuant to this subsection (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Certificated Note representing the principal amount not so transferred.

          Section 2.7  Legends.
                       -------

          (a) Each Global Note shall bear the legend specified therefor in Exhibit A or Exhibit B, as the case may be, on the face thereof.
---------    ---------

          (b)  Initial Notes other than Initial Notes issued pursuant to Section
                                                                         -------
2.1(e) shall, prior to the date which is two years after the Closing Date (or,
------
in the case of Restricted Add-On

Notes (other than Restricted Add-On Notes issued pursuant to Section 2.1(e)),
                                                             --------------
the Closing Date therefor) (the "Resale Restriction Termination Date") and the
                                 -----------------------------------
Regulation S Global Note shall, prior to the expiration of the applicable Restricted Period, bear the Private Placement Legend specified in Exhibit A on
                                                                  ---------
the face thereof (the "Private Placement Legend.").
                       -------------------------

          (c) Prior to the Resale Restriction Termination Date therefor, each Certificated Note, including IAI Notes, shall bear the legend specified therefor:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

          Section 2.8.  Transfer and Exchange.
                        ---------------------

          (a) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Rule 144A Global Note or an IAI Note prior to the Resale Restriction Termination Date therefor:

          (i) if the Holder of one or more IAI Note(s) wishes to transfer such IAI Note(s) (or a portion or portions thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Registrar of:

            (A)  such IAI Note(s), duly endorsed as provided herein,

            (B) instructions from such Holder directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount (or portion thereof) of such IAI Note(s) to be transferred, specifying the Agent Member account with DTC to be credited with such increase, and, if the entire principal amount of such IAI Note(s) is not being transferred, to issue one or more IAI Notes to the transferor IAI in an amount equal to the principal amount not transferred, and

            (C) a certificate in the form of Exhibit C hereto duly executed by the transferor, and

     (y)  subject to the rules and procedures of DTC, the Registrar shall:

            (1)  cancel the IAI Note(s) delivered to it;

            (2) increase the Rule 144A Global Note and credit or cause to be credited the Agent Member account at DTC in accordance with the foregoing; and

            (3) if applicable, issue to the IAI transferor one or more IAI Note(s) in accordance with the foregoing;

          (ii) if the Holder of one or more IAI Note(s) wishes to transfer such IAI Note(s) (or any portion or portions thereof) to an IAI, the Registrar shall authenticate and deliver IAI Note(s) to the appropriate IAI(s) upon receipt by the Registrar of:

            (A)  such IAI Note(s), duly endorsed as provided herein;

            (B) instructions from such Holder directing the Registrar to issue one or more IAI Notes (i) in the amounts specified to the transferee IAI, and (ii) if the entire principal amount of such IAI Note(s) is not being transferred, to the transferor IAI in an amount equal to the principal amount not transferred; and

            (C)  a certificate in the form of Exhibit D duly executed by the
                                              ---------
            transferee;

          (iii) if the holder of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or a portion thereof) to an IAI, (x) upon receipt by the Registrar of:

            (A) instructions from the Holder of the Rule 144A Global Note directing the Registrar to issue one or more Certificated Notes in the amounts specified to the transferee IAI, debit or cause to be debited an equivalent amount of beneficial interest in the Rule 144A Global Note and specifying the Agent Member account with DTC to be debited with such decrease; and

            (B)  a certificate in the form of Exhibit D from the IAI transferee,
                                              ---------

     and (y) subject to the rules and procedures of DTC, the Registrar shall:

            (A) authenticate and deliver to the IAI transferee Certificated Notes in an equivalent amount to the beneficial interest in the Rule 144A Global Note being transferred in accordance with the foregoing; and

            (B) decrease the Rule 144A Global Note and debit the account of the specified Agent Member account at DTC for such amount in accordance with the foregoing.

          (iv) if (1) the Holder of a beneficial interest in a Rule 144A Global Note or one or more IAI Note(s) wishes to transfer such interest (or any portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Registrar of:

            (A) instructions from the Holder of the Rule 144A Global Note or the IAI Note(s) directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount (or portion thereof) of the beneficial interest in the Rule 144A Global Note or the IAI Note(s) to be transferred, specifying the Agent Member accounts with DTC to be credited and debited, if any, and

            (B)  a certificate in the form of Exhibit E from the transferor
                                              ---------

     and (y) subject to the rules and procedures of DTC, the Registrar shall:

            (1) increase the Regulation S Global Note and credit or cause to be credited the specified Agent Member account at DTC for such amount in accordance with the foregoing, and

            (2) in the case of the transfer of a beneficial interest in the Rule 144A Global Note, decrease the Rule 144A Global Note for such amount and debit or cause to be debited the specified Agent Member account at DTC for such amount in accordance with the foregoing, or in the case of the transfer of one or more IAI Note(s), cancel the IAI Note(s) delivered to it and, if the entire principal amount of such IAI Note(s) is not being transferred, issue one or more IAI Notes to the transferor IAI in an amount equal to the principal amount not transferred in accordance with the foregoing.

          (v) Transfers of beneficial interests in the Rule 144A Global Note not described in this Section 2.8 shall be made in accordance with the
                           -----------
     rules and procedures of DTC.

          (vi) After the expiration of the Resale Restriction Termination date applicable thereto, beneficial interests in Rule 144A Global Notes and IAI Notes may be transferred without requiring the certifications described above or any additional certification.

          (b) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note prior to the expiration of the applicable Restricted Period therefor:

          (i) if the Holder of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Registrar of:

            (A) instructions from the Holder of the Regulation S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, specifying the Agent Member accounts at DTC to be credited and debited, and

            (B) a certificate in the form of Exhibit C duly executed by the
                                             ---------
            transferor, and

     (y) in accordance with the rules and procedures of DTC, the Registrar shall:

            (1) increase the Rule 144A Global Note and credit or caused to be credited the specified Agent Member account at DTC for such amount in accordance with the foregoing, and

            (2) decrease the Regulation S Global Note amount and debit or cause to be debited the specified Agent Member account at DTC for such amount in accordance with the foregoing.

          (ii) if the Holder of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to an IAI,
     (x) upon receipt by the Registrar of:

          (A) instructions from the Holder of the Regulation S Global Note directing the Registrar to issue one or more Certificated Notes in specified amounts in the name of the transferee IAI, debit or cause to be debited an equivalent amount of beneficial interest in the Regulation S Global Note and specifying the Agent Member account with DTC to be debited with such decrease, and

          (B)  a certificate in the form of Exhibit D from the IAI transferee,
                                            ---------

     and (y) in accordance with the rules and procedures of DTC, the Registrar shall:

          (1) authenticate and deliver to the IAI transferee Certificated Note(s) in an equivalent amount to the beneficial interest in the Regulation S Global Note being transferred in accordance with the foregoing, and

          (2) decrease the Regulation S Global Note and debit to the account of the specified Agent Member account at DTC for such amount in accordance with the foregoing.

          (iii) except for transfers of beneficial interests in the Regulation S Global Note described in this Section 2.8, transfers of beneficial
                                     -----------
     interests in the Regulation S Global Note shall be made in accordance with the rules and procedures of DTC.

          (iv) After the expiration of the Restricted Period applicable thereto, interests in the Regulation S Global Note may be transferred without requiring the certification described above or any additional certification.

          (c)  Other Transfers.  Any other transfer of Initial Notes prior to
               ---------------
the expiration of the Resale Restriction Termination Date therefor or, in the case of a Regulation S Global Note, the Restricted Period therefor, shall be made only upon receipt by the Registrar and the Company of such Opinions of Counsel, certifications and/or other information satisfactory to each of them in order to ensure compliance with the Securities Act.

          (d)  Restricted Notes Legend.  Upon the transfer, exchange or
               -----------------------
replacement of Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend, the Registrar shall deliver Notes (or beneficial interests in a Global Note) that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Registrar shall deliver only Notes that bear a Private Placement Legend unless

          (i) such Notes (or beneficial interests) are exchanged in the Registered Exchange Offer;

          (ii) such Notes (or beneficial interests) are transferred pursuant to an effective Registration Statement;

          (iii) such Notes are transferred, replaced or exchanged following the expiration of the Resale Restriction Termination Period therefor or, in the case of a Regulation S Global Note, the relevant Restricted Period; or

          (iv) in connection with such transfer, the Registrar shall have received an Opinion of Counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Company shall deliver to the Trustee an Officer's Certificate promptly upon effectiveness, withdrawal or suspension of any registration statement applicable to any Notes.

          (e) If one or more Exchange Global Notes have been issued, upon the transfer of any Note (or beneficial interest therein) for which a Private Placement Legend would not be required pursuant to clause (d) for such Note (or beneficial interest) following such transfer, such Note (or beneficial interest therein) may be exchanged for a beneficial interest in the Exchange Global Note. If no Exchange Global Note has been issued, upon the transfer of any Note bearing a Private Placement Legend (or beneficial interest therein) for which a Private Placement Legend would not be required pursuant to clause (d) for such Note (or beneficial interest) following such transfer, such Note (or beneficial interest therein) may be exchanged for a beneficial interest in a Global Note without a Private Placement Legend.

          (f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company
                                                       ----------
shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (g) (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article
                                                                      -------
     II, execute and the Trustee shall authenticate Certificated Notes and
     --
     Global Notes at the Registrar's or co-registrar's request.

               (ii) In accordance with the Registration Rights Agreement, the Trustee shall, upon receipt of a Company Order, exchange Initial Notes for Exchange Notes or Private Exchange Notes, as the case may be.

               (iii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer solely as a result of Section 2.10, Section 3.11,
                                                ------------  ------------
     Section 3.18, Article V or Section 9.5).
     ------------  ---------    -----------

               (iv) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such redemption or
     (2) 15 days before an interest payment date and ending on such interest payment date.

               (v) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, or interest or Liquidated Damages, if any, on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (vi) Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.8, bear
                                                             -----------
     the applicable legend regarding transfer restrictions applicable to the Certificated Note.

               (vii) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (h)  No Obligation of the Trustee.
               ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Section 2.9.  Mutilated, Destroyed, Lost or Stolen Notes.  If a
                        ------------------------------------------
mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Note issued pursuant to this Section 2.9 in exchange for any
                                                 -----------
mutilated Note or in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Note Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          Section 2.10.  Temporary Notes.  Until definitive Notes are ready for
                         ---------------
delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare definitive Notes, and the temporary Notes shall thereafter be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

          Section 2.11.  Cancellation.  The Company at any time may deliver
                         ------------
Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

          Section 2.12.  Payment of Interest; Defaulted Interest.  (a)  Interest
                         ---------------------------------------
on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office of the Paying Agent of the Company maintained for such purpose pursuant to Section 2.3.
                                                -----------

          (b) Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate of 1.0% per annum in excess of the rate shown on the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall, without
                                             ------------------
regard to any applicable grace period, be paid by the Company at its election in each case, as provided in clause (i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the
                   -----------------------------
     Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Interest Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted
                       -------------------
     Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and
     Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2 not less than 10 days prior to such Special Record
            ------------
     Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
     (ii).

          (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practical by the Trustee.

          (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer or exchange or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Section 2.13.  Computation of Interest.  Interest on the Notes shall
                         -----------------------
be computed on the basis of a 360-day year of twelve 30-day months.

          Section 2.14.  Add-On Notes.  The Company may, from time to time,
                         ------------
subject to compliance with any other applicable provisions of this Indenture (including, without limitation, Section 3.9), without the consent of the
                                -----------
Holders, create and issue pursuant to this Indenture additional notes having terms and conditions identical to those of the Notes issued on the Issue Date except for the issue date ("Add-On Notes") (or the same except for the payment
                            ------------
of interest accruing prior to the issue date of such Add-On Notes or except for the first payment of interest following the issue date of such Add-On Notes and as provided in the following sentence), which Add-On Notes will be treated, together with any other Outstanding Notes, as a single issue of securities except as provided in Section 2.15. The Company may, in connection with the issuance of any Add-On Notes, by Board Resolution or supplemental indenture make appropriate adjustments to this Article II applicable to such Add-On Notes in
                                ----------
order to ensure compliance with the Securities Act and any registration rights or similar agreement applicable to such Add-On Notes.

          Section 2.15.  CUSIP Numbers.  (a) The Company in issuing the Notes
                         -------------
may use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.

          (b) In the event that the Company shall issue and the Trustee shall authenticate any Add-On Notes pursuant to Section 2.2, the Company shall obtain
                                          -----------
a CUSIP or ISIN number
for such series of Add-On Notes that is the same as the CUSIP or ISIN number printed on the Notes then Outstanding, provided that the Company obtains an Opinion of Counsel that such Add-On Notes will not be issued with original issue discount in an amount different from the unamortized portion of any original issue discount at which the Notes Outstanding were issued. In addition, if any Add-On Notes are required to carry a Private Placement Legend and other Notes Outstanding at such time are not or vice versa or if any Add-On Notes have a later Resale Restriction Termination Date than other Outstanding Notes bearing a Private Placement Legend, the Company may obtain and use a different CUSIP or ISIN number for such Add-On Notes for such time as such difference applies.

                                  ARTICLE III

                                   COVENANTS

          Section 3.1.  Payment of Notes.  (a)  The Company shall pay the
                        ----------------
principal of, or interest or Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and Liquidated Damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest or Liquidated Damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

          (b) The Company shall pay, to the extent such payments are lawful, interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified therefor in the Notes, and on Defaulted Interest (without regard to applicable grace periods) at the rate specified therefor in the Notes.

          (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          Section 3.2.  Maintenance of Office or Agency.  (a)  The Company shall
                        -------------------------------
maintain each office or agency required under Section 2.3.  The Company will
                                              -----------
give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee (the "Corporate Trust
                                                             ---------------
Office"), and the Company hereby appoints the Trustee as its agent to receive
------
all such presentations, surrenders, notices and demands.

          (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the

Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          Section 3.3.  Corporate Existence.   Subject to Article IV, Section
                        -------------------               ----------  -------
3.11 and Section 10.2, the Company will do or cause to be done all things
----     ------------
necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company's), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

          Section 3.4.  Payment of Taxes and Other Claims.  The Company will pay
                        ---------------------------------
or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders in any material respect.

          Section 3.5.  Compliance Certificate.  The Company shall deliver to
                        ----------------------
the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If the signers of such a certificate have knowledge of a Default or Event of Default, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

          Section 3.6.  Maintenance of Properties. The Company and its
                        -------------------------
Restricted Subsidiaries shall cause all property used or useful in the conduct of their business or businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 3.6
                                                                     -----------
shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of its Subsidiaries and not disadvantageous in any material respect to the Holders.

          Section 3.7.  Further Instruments and Acts.  Upon request of the
                        ----------------------------
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 3.8.  Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

          The Company and each Note Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Note Guarantor from paying all or any portion of the principal of, or interest or Liquidated Damages, if any, on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Note Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 3.9.  Limitation on Incurrence of Additional Indebtedness.
                        ---------------------------------------------------

          (1) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided, that the Company and any Note Guarantor may Incur Indebtedness (including Acquired Indebtedness) if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          (2) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.9, the amount of Indebtedness issued at a price
                      -----------
that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.9.
                                                                   -----------

          Section 3.10.  Limitation on Restricted Payments.   The Company will
                         ---------------------------------
not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted
                                                                    ----------
Payment"):
-------

          (a) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than: (i) dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company, (ii) dividends or distributions payable to the Company and/or a Restricted Subsidiary, or (iii) pro rata dividends or distributions to the Company and/or a Restricted Subsidiary and minority holders of Capital Stock of a Restricted Subsidiary;

          (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (except for Permitted Investments) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than purchases, redemptions, acquisitions or retirements for value of any such Capital Stock, warrants, rights or options owned by the Company and/or any Restricted Subsidiary or on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand;

          (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness; or

          (d) make any Investment (other than Permitted Investments);

          if at the time of the Restricted Payment immediately after giving effect thereto:

          (1) a Default or an Event of Default shall have occurred and be continuing;

          (2) the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 3.9;
                                                                    -----------
or

          (3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date to the date of such proposed Restricted Payment shall exceed the sum of:

          (A) 50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income shall be a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first day of the fiscal quarter that includes the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

          (B) 100% of the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from any Person from any: (i) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale (other than to a Restricted Subsidiary) of Qualified Capital Stock of the company, in each case, subsequent to the Issue Date, and (ii) issuance and sale (other than to a

     Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company (excluding any net cash proceeds applied in accordance with clause (3) of the following paragraph); plus

          (C) without duplication of any amounts included in clause (A) above or
     (D) or (E) below, in the case of any of the following Investments made after the Issue Date: (i) the disposition of such Investment by, or repayment of such Investment to, the Company or a Restricted Subsidiary, or
     (ii) the receipt by the Company or any Restricted Subsidiary of any dividends, distributions or interest payments from such Investment, or
     (iii) if such Investment was a guaranty, the release of the guaranty,

     an amount equal to the lesser of: (i) the amount of such Investment treated as a Restricted Payment pursuant to clause (d) above, and (ii) the amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution or, in the case of a released guaranty, the amount of such guaranty less any payments made in respect thereof; plus

          (D) without duplication of any amounts included in clause (C) above and excluding any amounts covered by (E) below, in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment pursuant to clause (d) above; plus

          (E) so long as the Designation of such Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, in the case of a Revocation with respect to any Unrestricted Subsidiary after the Issue Date in accordance with Section 3.14, an amount equal to the lesser of: (i) the
                        ------------
     Company's Investment in such Unrestricted Subsidiary at the time of such Revocation; and (ii) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary; and (iii) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment plus any Investment made after Designation and prior to Revocation that was treated as a Restricted Payment, in each case less any amounts included in clause (A) or (C) above; plus

          (F) $15 million.

          Notwithstanding the preceding, this covenant does not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company,

          (a) in exchange for Qualified Capital Stock of the Company or

          (b) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Subsidiary; provided, that the value of any such Qualified Capital Stock, issued in exchange for such acquired Capital Stock, warrants, rights or options and any such net cash proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

          (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness:

          (a) solely in exchange for shares of Qualified Capital Stock of the Company, or

          (b) through the application of net cash proceeds of a substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of:
     (i) Qualified Capital Stock of the Company or (ii) Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of such Capital Stock or warrants, rights or options issued in exchange for such Subordinated Indebtedness and any such net case proceeds shall be excluded from clause (3)(B) of the first paragraph of this
Section 3.10 (and were not included therein at any time);
------------

          (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible in Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees or directors, in an aggregate amount not to exceed $2.5 million in any calendar year and $7 million in the aggregate; and

          (5) making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under Article IV.
      ----------

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4) and (5) shall be included in such calculation and amounts expended pursuant to clauses (2) and (3) shall not be included in such calculation.

          Section 3.11.  Limitation on Asset Sales.   The Company will not, and
                         -------------------------
will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

          (b) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in such Asset Sale shall be in the form of:

          (1) cash or Cash Equivalents or

          (2) (A) tangible assets to be used by the Company or any Restricted Subsidiary in a Permitted Business or

              (B) Capital Stock of a Person principally engaged in a Permitted Business that will become, upon such purchase, a Restricted Subsidiary (collectively, "Replacement Assets"), in each case, received at the time of
                     ------------------
     such Asset Sale;

provided, that the amount of any (i) Indebtedness for borrowed money (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness) that is actually assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is fully and unconditionally released and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from a transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of cash received) within 30 days of receipt thereof, shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary.

          (c) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 270 days thereof to:

          (1) repay any Indebtedness that is not Subordinated Indebtedness and permanently reduce the commitments, if any, with respect thereto;

          (2) to purchase Replacement Assets from a Person other than the Company and its Restricted Subsidiaries; or

          (3) any combination of (1) and (2).

          (d) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of the Asset Sale as described in clause (1) or (2) of the immediately preceding paragraph, the Company will make an offer to purchase (the "Net Proceeds Offer"), at a price equal to 100% of the
                           ------------------
principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon (the "Net Proceeds Offer Amount"), to the date of purchase (the "Net
              -------------------------                                  ---
Proceeds Offer Payment Date").  Pursuant to a Net Proceeds Offer, the Company
---------------------------
shall purchase
from all tendering Holders on a pro rata basis (and on a pro rata basis with the holders of any other Senior Subordinated Indebtedness with similar provisions requiring the Company to offer to purchase such Senior Subordinated Indebtedness with the proceeds of Asset Sales), that principal amount of Notes and such other Senior Subordinated Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The purchase of Notes pursuant to a Net Proceeds Offer shall occur not less than 20 business days following the date thereof (or any longer period as may be required by law) nor more than 60 days following the 270th day following the Asset Sale. The Company may, however, defer a Net Proceeds Offer until there is an aggregate amount of unapplied Net Cash Proceeds equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

          (e) Each Net Proceeds Offer will be mailed, by first-class mail, to the record Holders as shown on the register of Holders within 20 days following such 270th day, with a copy to the Trustee, which notice shall govern the terms of the Net Proceeds Offer, and state:

          (1)  that a Net Proceeds Offer is being made pursuant to this Section
                                                                        -------
3.11 and that all Notes that are timely tendered will be accepted for payment;
----

          (2) the Net Proceeds Offer Amount and the Net Proceeds Offer Payment Date, which date shall be a Business Day no earlier than 20 Business Days nor later than 60 calendar days subsequent to the 270th day following the Asset Sale;

          (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Net Proceeds Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest from and after the Net Proceeds Offer Payment Date;

          (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Net Proceeds Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Net Proceeds Offer Payment Date;

          (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Net Proceeds Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Net Proceeds Offer;

          (7) that any Holder electing to have Notes purchased pursuant to the Net Proceeds Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 3.11.
                                                        ------------

Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders of Notes and holders of other Senior Subordinated Indebtedness, if any, which are the subject of a Net Proceeds Offer properly tender Notes or such other Senior Subordinated Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and such other Senior Subordinated Indebtedness on a pro rata basis (based on amounts tendered).

          (f) On the Net Proceeds Offer Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer;

          (2) deposit with the Paying Agent an amount equal to the Net Proceeds Offer Amount in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          (g) The Paying Agent will promptly mail to each Holder of Notes so tendered the Net Proceeds Offer Amount for the Holder's Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in principal amount of $1,000 or an integral multiple thereof.

          (h) The Company will comply with the requirements of Rule 14e-1 and any other applicable securities laws and regulations under the Exchange Act in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws, or regulations conflict with this Section
                                                                     -------
3.11, the Company shall comply with the applicable securities laws and
----
regulations and shall not be deemed to have breached its obligations under this
Section 3.11 by virtue thereof.
------------

          (i) Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to a Net Proceeds Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

          (j) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article IV, the Surviving
                                                      ----------
Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

          (k) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

          Section 3.12.  Limitation on Dividend and Other Payment Restrictions
                         -----------------------------------------------------
Affecting Restricted Subsidiaries.    (a) Except as provided in clause (b)
---------------------------------
below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (2) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          (b) Clause (a) will not apply to encumbrances or restrictions existing under or by reason of:

          (1) applicable law;

          (2) this Indenture;

          (3) any encumbrances or restrictions existing as of the Issue Date or pursuant to any agreement governing Indebtedness in existence on the Issue Date, in each case as in effect on the Issue Date;

          (4) the Senior Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof, including to increase the availability thereunder; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

          (5) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien permitted to be Incurred under this Indenture of such Restricted Subsidiary;

          (6) Liens filed in favor of trade vendors;

          (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (8) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

          (9) customary restrictions imposed on the transfer of copyrighted or patented materials, including as a result of the Royalty Agreement; or

          (10) an agreement governing Indebtedness Incurred to Refinance Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (3), (4) or (5) above; provided, that such refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (3), (4) or (5).

          Section 3.13.  Limitation on the Ownership of Capital Stock of
                         -----------------------------------------------
Restricted Subsidiaries.    (a) The Company will not sell or dispose of any
-----------------------
Capital Stock of any Restricted Subsidiary and will not permit any Restricted Subsidiary to issue any Capital Stock;

          (b) Clause (a) will not apply to:

          (1) Capital Stock held by the Company or a Restricted Subsidiary or directors' qualifying shares or shares held by foreign Persons pursuant to local laws governing the formation and ownership of foreign Persons;

          (2) the sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary to any Person other than the Company or effected in accordance Section 3.11
                                                                 ------------
     and Article IV;
         ----------

          (3) Preferred Stock, other than Disqualified Capital Stock, of a Special Purpose Financing Vehicle;

          (4) in the case of Restricted Subsidiaries other than Wholly Owned Restricted Subsidiaries, issuance of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries and minority shareholders of such Restricted Subsidiary (or on less than a pro rata basis to any such minority holder if such minority holder does not acquire its pro rata amount); and

          (5) the sale of Capital Stock of a Restricted Subsidiary or issuance by a Restricted Subsidiary of Capital Stock if following such sale or issuance:

               (A) such Restricted Subsidiary is no longer a Subsidiary,

               (B) the Company's continuing Investment in such former Restricted Subsidiary is in compliance with Section 3.10 and
                                           ------------

               (C) any sale of Capital Stock by the Company or any Restricted Subsidiary is made in compliance with Section 3.11.
                                                ------------

          Section 3.14.  Limitation on Designation of Unrestricted Subsidiaries.
                         ------------------------------------------------------
The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:
                                                      -----------

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.9; and
                          -----------

          (3) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) pursuant to Section
                                                                     -------
3.10 in an amount (the "Designation Amount") equal to the amount of the
----                    ------------------
Company's Investment in such Subsidiary on such date.

          Neither the Company nor any Restricted Subsidiary will at any time:

          (1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); or

          (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary,

          except, in the case of (1) or (2), to the extent treated and permitted as a Restricted Payment or Permitted Investment in accordance with Section 3.10
                                                                   ------------
and permitted under Section 3.9.
                    -----------

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:
                            ----------

          (1) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

          The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.

          Section 3.15.  Limitation on Layered Indebtedness.    The Company will
                         ----------------------------------
not, and will not permit any Note Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to, or ranks equally with, the Notes or, in the case of a Note Guarantor, its Note Guarantee.

          Section 3.16.  Limitation on Liens.    The Company will not, and will
                         -------------------
not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Liens securing Senior Indebtedness and Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made:

          (1) in the case of the Company to secure the Notes and all other amounts due under this Indenture; and

          (2) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee and all other amounts due under this Indenture, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

          Section 3.17.  Limitation on Transactions with Affiliates.    (a) The
                         ------------------------------------------
Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:
                                            ---------------------

          (1) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

          (2) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value in excess of $5 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

          (3) in the event that such Affiliate Transaction involves aggregate payments, or transfer of property or services with a fair market value, in excess of $10 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

          (b) Clause (a) shall not apply to:

          (1) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

          (2) reasonable fees and compensation paid to, and any indemnity provided on behalf of, and any customary employment arrangement with, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as approved in good faith by the Company's Board of Directors;

          (3) any transactions undertaken pursuant to any contractual obligations or rights as in existence on the Issue Date and as they may be modified or extended so long as any such modification is not materially adverse to the Holders;

          (4) any Restricted Payments or Permitted Investments made in compliance with Section 3.10;
                     ------------

          (5) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $5 million outstanding at any one time;

          (6) leasing transactions with Unrestricted Subsidiaries entered into in the ordinary course of business; and

          (7) transactions between the Company and any Unrestricted Subsidiary all of the Voting Stock of which is owned by the Company and substantially all of the assets of which consist of Indebtedness of the Company Incurred in accordance with Section 3.9.
                        -----------

          Section 3.18.  Change of Control.    (a)  Upon the occurrence of a
                         -----------------
Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes pursuant to the Change of Control Offer described below ("Change of
                                                                ---------
Control Offer"), at a purchase price equal to 101% of the principal amount
-------------
thereof plus accrued and unpaid interest and Liquidated Damages thereon (the "Change of Control Purchase Price") to the date of purchase (the "Change of
 --------------------------------                                 ---------
Control Payment Date").
--------------------

          (b) Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and state:

          (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 3.18, and that all Notes that are
                                     ------------
timely tendered will be accepted for payment;

          (2) the Change of Control Purchase Price, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

          (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

          (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

          (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 3.18.
                                                        ------------

          (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          (d) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for the Holder's Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in principal amount of $1,000 or an integral multiple thereof.

          (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a

Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Company will comply with the requirements of Rule 14e-1 and any other applicable securities laws and regulations under the Exchange Act in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.18, the Company will comply with the applicable securities
          ------------
laws and regulations and will not be deemed to have breached its obligations under this Section 3.18 by virtue thereof.
           ------------

          Section 3.19.  Reports to Holders.    Notwithstanding that the Company
                         ------------------
may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain Outstanding, the Company will:

          (1) provide the Trustee and the Noteholders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

          (2) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) within the periods specified under such Sections.

          In addition, at any time when the Company is subject to or is not current in its reporting obligations under clause (2) of the preceding sentence, the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

          Section 3.20.  Payments for Consent.   Neither the Company nor any of
                         --------------------
its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE IV

                               SUCCESSOR COMPANY

          Section 4.1.  Merger, Consolidation and Sale of Assets.  The Company
                        ----------------------------------------
will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Restricted

Subsidiaries' properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person unless:

          (a) either:

          (1) the Company shall be the surviving or continuing corporation or

          (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving
                                                                ---------
     Entity"):
     ------

               (A) shall be a corporation, limited liability company, partnership, trust or similar entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

               (B) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest or Liquidated Damages, if any, on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be:

          (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (2) shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.9.
                                                     -----------

          (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

          (d) each Note Guarantor (including Persons which become Note Guarantors as a result of the transaction) shall have confirmed by Supplemental Indenture that its Note Guarantee shall apply for such Person's Obligations in respect of this Indenture and the Notes; and

          (e) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

          For purposes of the preceding, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The provisions of clauses (a) through (d) above shall not apply to:

          (1) any transfer of the properties or assets of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary, or

          (2) any merger of a Restricted Subsidiary into the Company.

          The provisions of clause (b) above shall not apply to any merger of the Company into a Restricted Subsidiary.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with the preceding, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this Article IV shall not affect the
                                                 ----------
obligation of the Company (including a Surviving Entity, if applicable) under
Section 3.18, if applicable.
------------

                                   ARTICLE V

                              REDEMPTION OF NOTES

          Section 5.1.  Optional Redemption.  The Notes may be redeemed, as a
                        -------------------
whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes set forth in Exhibit A and
                                                              ---------
Exhibit B hereto.
---------

          Section 5.2.  Applicability of Article.  Redemption of Notes at the
                        ------------------------
election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          Section 5.3.  Election to Redeem; Notice to Trustee.  (a)  The
                        -------------------------------------
election of the Company to redeem any Notes pursuant to Section 5.1 shall be
                                                        -----------
evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not less than 30 and not more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of the provision of the Notes pursuant to which the redemption is being made, the Redemption Date, the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

          (b) In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only; and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall, subject to the preceding proviso, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC or a successor depositary), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption on such Redemption Date as long as the Company had deposited with the Paying Agent or Trustee (if not then serving as the Paying Agent) funds in satisfaction of the applicable redemption price.

          (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          Section 5.4.  Notice of Redemption.  (a)  Notice of redemption shall
                        --------------------
be given in the manner provided for in Section 13.2 not less than 30 nor more
                                       ------------
than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          (b)  All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.6, if any,
                                       -----------

          (3) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be Outstanding after such partial redemption,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the redemption price (and accrued interest and Liquidated Damages, if any, to the Redemption Date payable as provided in Section 5.6) will become due and payable upon each such Note, or the
            -----------
portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

          (7)  the name and address of the Paying Agent,

          (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

          (9) the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes, and

          (10) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

          Section 5.5. Deposit of Redemption Price.  On or prior to 10:00 A.M.
                       ---------------------------
on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money
                                           -----------
sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          Section 5.6.  Notes Payable on Redemption Date.  Notice of redemption
                        --------------------------------
having been given in accordance with this Article V, the Notes so to be redeemed
                                          ---------
shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption
Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes (or portion or portions thereof called for redemption) shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the

Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of, premium, if any, and overdue interest and Liquidated Damages, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          Section 5.7.  Notes Redeemed in Part.  Upon surrender of a Note which
                        ----------------------
is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

          Section 6.1.  Events of Default. The following are "Events of
                        -----------------                     ---------
Default":
-------

          (a) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or a Net Proceeds Offer and whether or not prohibited by Article X and Article XII of
                                                    ---------     -----------
this Indenture;

          (b) default for 30 days or more in the payment when due of interest on any Notes when due, whether or not prohibited by Article X and Article XII;
                                                 ---------     -----------

          (c) the failure to perform or comply with Article IV;
                                                    ----------

          (d) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture or in the Notes for 45 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (e) default by the Company or any Restricted Subsidiary under any Indebtedness which:

          (1) is caused by a failure to pay principal of or premium, if any, or interest or Liquidated Damages, if any, on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

          (2) results in the acceleration of such Indebtedness prior to its stated maturity;

          and the principal amount of any Indebtedness covered by (1) or (2) at the relevant time aggregates $10 million or more.

          (f) failure by the Company or any of its Restricted Subsidiaries to pay final nonappealable judgments against any of them (to the extent not covered by third-party insurance as to which the insurer has not disclaimed coverage or to the extent not adequately reserved for in accordance with GAAP) aggregating $10 million or more, which judgments are not paid, discharged, waived, bonded or stayed for a period of 60 days or more;

          (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Significant Subsidiary of the Company under any Bankruptcy Law, or (C) appointing a Custodian of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or
(D) ordering the winding-up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

          (h) (i) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company; or (iii) the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or (v) the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors; or (vi) the admission by the Company or any Significant Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vii) the approval by stockholders of the Company or any Significant Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Significant Subsidiary of the Company; or (viii) the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action; or

          (i) except as permitted by this Indenture, the Note Guarantee of a Note Guarantor constituting a Significant Subsidiary, or the Note Guarantees of a group of Note Guarantors that, taken together, would constitute a Significant Subsidiary, are held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note

Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The Company shall deliver to a Trust Officer of the Trustee, within 30 days after the Company obtains knowledge of the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clauses (c)-(f) or (i) of this Section 6.1, their status and what
                                             -----------
action the Company is taking or proposes to take in respect thereof.

          Section 6.2.  Acceleration.
                        ------------

          (a) If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.1) shall occur and be continuing, the
                          -----------
Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of (and premium, if any) and accrued and unpaid interest and Liquidated Damages, if any, on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.
 -------------------
If an Event of Default specified in 6.1(g) or 6.1(h) occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (b) At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Outstanding Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages, if any, that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest, overdue principal and Liquidated Damages, if any, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances (including counsel fees and expenses). No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 6.3.  Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 6.4.  Waiver of Past Defaults.  Subject to Section 9.2, the
                        -----------------------              -----------
Holders of not less than a majority in principal amount of the Outstanding Notes by written notice to the Trustee or by written consent may waive any existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, and interest or Liquidated Damages, if any, on any Note. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases to exist.

          Section 6.5.  Control by Majority.  The Holders of a majority in
                        -------------------
aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction
   ------------     ---
that conflicts with law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

          Section 6.6.  Limitation on Suits. No Holder of any Notes will have
                        -------------------
any right to institute any proceeding hereunder, unless (i) such Holder gives to a Trust Officer of the Trustee written notice of a continuing Event of Default,
(ii) Holders of at least 25% in principal amount of the Outstanding Notes make a written request to pursue the remedy, (iii) such Holders of the Notes provide satisfactory indemnity to the Trustee, (iv) the Trustee does not comply within 60 days and (v) during such 60 day period the Holders of a majority in principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request. Otherwise, no Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, except (i) a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest or Liquidated Damages, if any, on such Note on or after the respective due dates expressed in such Note or (ii) the institution of any proceeding hereunder or any remedy hereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that upon institution of any proceeding or exercise of any remedy, such Holder or Holders provide the Trustee with prompt notice thereof.

          Section 6.7.  Rights of Holders to Receive Payment.  Notwithstanding
                        ------------------------------------
any other provision of this Indenture (including, without limitation, Section
                                                                      -------
6.6), the right of any Holder to receive payment of principal of, premium, if
---
any, or interest or Liquidated Damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.8.  Collection Suit by Trustee.  If an Event of Default
                        --------------------------
specified in clauses (a) or (b) of Section 6.1 occurs and is continuing, the
                                   -----------
Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with applicable interest on any overdue principal, and to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.
   -----------

          Section 6.9.  Trustee May File Proofs of Claim.  The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Note Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.
                  -----------

          Section 6.10. Priorities.  If the Trustee collects any money or
                        ----------
property pursuant to this Article VI, it shall pay out the money or property in
                          ----------
the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7;
                                                       -----------

          SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to the Holders for their collection costs;

          THIRD: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article XI hereof from any Note Guarantor, to such Note
                        ----------
     Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          Section 6.11. Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in principal amount of the
-----------
Outstanding Notes.

                                  ARTICLE VII

                                    TRUSTEE

          Section 7.1.  Duties of Trustee.  (a)  If a Default or an Event of
                        -----------------
Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered reasonable indemnity to the Trustee against loss, liability or expense.

          (b)  Except during the continuance of a Default or an Event of
Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or Section 6.5.
                                -----------    -----------

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.

          (f) Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

          Section 7.2.  Rights of Trustee.  Subject to Section 7.1; (a) the
                        -----------------              -----------
Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be
                                         ------------
liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          Section 7.3.  Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.
           -------------     ----

          Section 7.4.  Trustee's Disclaimer'.  The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          Section 7.5.  Notice of Defaults.  If a Default or Event of Default
                        ------------------
occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within five days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Noteholders.

          Section 7.6.  Reports by Trustee to Holders.  The Trustee shall comply
                        -----------------------------
with TIA (S) 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

          Section 7.7.  Compensation and Indemnity.  (a)  The Company and the
                        --------------------------
Note Guarantors, jointly and severally, shall pay to the Trustee and any predecessor trustee from time to time such compensation as shall be agreed to in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Note Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket advancements, disbursements and expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Noteholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and any taxes or other expenses incurred by a trust created pursuant to Section 8.1 hereof.
                    -----------

          (b) The Company and the Note Guarantors shall jointly and severally indemnify the Trustee and its agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this
Section 7.7) and of defending itself against any claims (whether asserted by any
-----------
Noteholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Note Guarantors of their obligations hereunder. The Company and the Note Guarantors shall defend the claim and the Trustee may employ its own counsel and the Company and the Note Guarantors shall pay the fees and expenses of such counsel provided that the Company and the Note Guarantors shall not be required to pay such fees and expenses if they assume the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company or the Note Guarantors and the Trustee in connection with such defense. The Company and the Note Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          (c) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to
                                      -----------
any other liability or Indebtedness of the Company.

          (d) The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses (including the reasonable fees and expenses of its agent and counsel) after the occurrence of a Default specified in clauses (g) and (h) of Section 6.1 with
                                                            -----------
respect to the Company, the expenses and the compensation for services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section or Section 6.10.
                                       ------------

          The Company's obligations under this Section 7.7 and any claim arising
                                               -----------
hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article VIII and any rejection or
                                         ------------
termination under any Bankruptcy Law.

          Section 7.8.  Replacement of Trustee.  (a)  The Trustee may resign at
                        ----------------------
any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;
                                                ------------

          (2) the Trustee is adjudged bankrupt or insolvent under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders or the Company do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all
                                                          -----------
property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
                -----------

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

          (e)  If the Trustee fails to comply with Section 7.10, any Noteholder
                                                   ------------
may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the
                                         -----------
benefit of the retiring Trustee.

          Section 7.9.  Successor Trustee by Merger.  If the Trustee
                        ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          Section 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         -----------------------------
all times satisfy the requirements of TIA (S) 310(a). The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          Section 7.11.  Preferential Collection of Claims Against Company.  The
                         -------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

          Section 8.1.  Termination of the Company's Obligations'.
                        ----------------------------------------

          (a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights, or registration of transfer or exchange of the Notes, as expressly provided for below) as to all Outstanding Notes when:

          (i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will be due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee cash or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes to the earlier of the Stated Maturity or the Redemption Date together with irrevocable instructions from the Company directing the Trustee to apply such funds and/or the proceeds of such U.S. Government Obligations to the payment thereof at maturity or redemption, as the case may be;

          (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (iii) the Company shall have paid all other sums payable by it hereunder or under the Notes; and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any instrument evidencing debt senior to the Notes or any other agreement or instrument then known to such counsel that binds or affects the Company or the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.8, 2.9, 3.1, 3.2, 3.8, 7.7 and in this Article VIII shall
------------  ---  ---  ---  ---  ---  ---             ------------
survive until all Notes are no longer Outstanding. After all Notes are no longer Outstanding, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall
                                                 -----------------     ---
survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

          Section 8.2.  Legal Defeasance and Covenant Defeasance.
                        ----------------------------------------

          (a) The Company may, at its option, at any time, elect to have either paragraph (b) or (c) below be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.3.
                                 -----------

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been
                                            -----------
discharged from its Obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal
                                                                 -----
Defeasance").  For this purpose, Legal Defeasance means that the Company shall
----------
be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 hereof and the other Sections of this Indenture
                -----------
referred to in (i) and (ii) below, and to have satisfied all its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section 8.4, payments in
-----------                                             -----------
respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article II and Section 3.2 hereof,
                                             ----------     -----------
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article
                                                                    -------
VIII.  Subject to compliance with this Article VIII, the Company may exercise
----                                   ------------
its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from
                                            -----------
its obligations under the covenants contained in Sections 3.4-3.6, 3.9-3.20 and
                                                 ----------------  --------
4.1(b) hereof with respect to the Outstanding Notes on and after the date the
------
conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"),
                                                        -------------------
and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under clauses of
Section 6.1(c)-(f) or (i) hereof, but, except as specified above, the remainder
------------------    ---
of this Indenture and such Notes shall be unaffected thereby.

          Section 8.3.  Conditions to Defeasance.  In order for the Company to
                        ------------------------
exercise its legal defeasance option or its covenant defeasance option:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that:

          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit;

          (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officers' Certificate, in clauses (1) through (7) and, in the case of the Opinion of Counsel, in clauses (1) (with respect to the validity and perfection of a security interest), (2), (3) and (5) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with; and

          (9) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

          Section 8.4.  Application of Trust Money.  The Trustee shall hold in
                        --------------------------
trust cash or U.S. Government Obligations deposited with it pursuant to this
Article VIII.  It shall apply the deposited money and the money from U.S.
------------
Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and interest and Liquidated Damages, if any, on, the Notes.

          Section 8.5.  Repayment to Company. (a)  Subject to Sections 7.7 and
                        --------------------                  ------------
8.1, the Trustee and the Paying Agent shall promptly turn over to the Company
---
upon receipt by the Trustee of the Company's written request any excess money or securities held by them upon payment of all the Obligations under this Indenture.

          (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of, or interest or Liquidated Damages, if any, on, the Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

          Section 8.6.  Indemnity for U.S. Government Obligations.  The Company
                        -----------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          Section 8.7.  Reinstatement.  If the Trustee or Paying Agent is unable
                        -------------
to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or
------------
judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the
                                      ------------
Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if
                                    ------------
the Company has made any payment of interest or Liquidated Damages, if any, on, or principal of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

          Section 9.1.  Without Consent of Holders.  The Company, the Note
                        --------------------------
Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article IV in respect of the assumption by a
                              ----------
     Surviving Entity of an obligation of the Company under this Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

          (4) to add guarantees with respect to the Notes or to secure the Notes;

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (6) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

          (7) to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Noteholder in any material respect;

          (8) to provide for the issuance of the Exchange Notes pursuant to the Registration Rights Agreement; or

          (9) to provide for the issuance of Add-On Notes, which will have terms identical to the other Notes and which will be treated, together with any other Outstanding Notes, as a single issue of Notes, except as specified in Section 2.14 or Section 2.15.
                  ------------    ------------

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          Section 9.2.  With Consent of Holders.  The Company, the Note
                        -----------------------
Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. However, no amendment may modify Article X or Article XII with respect
                                           ---------    -----------
to the Company or any Note Guarantor in a manner that materially adversely affects the rights of any Holder without the consent of at least 75% in principal amount of the then Outstanding Notes, and, without the consent of each Noteholder affected, an amendment may not:

          (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

          (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

          (iii) reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

          (iv) make any Notes payable in money other than that stated in the Notes;

          (v) make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Net Proceeds Offer pursuant to
          Section 3.11 or make and consummate a Change of Control Offer pursuant
          ------------
          to Section 3.18; or
             ------------

          (vii) eliminate or modify in any manner a Note Guarantor's obligations with respect to its Note Guarantee which adversely affects Holders in any material respect (except as contemplated in this Indenture).

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          An amendment under this Section 9.2 may not make any change that
                                  -----------
adversely affects the rights under Article X or Article XII of any holder of
                                   ---------    -----------
Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          Section 9.3.  Compliance with Trust Indenture Act.  Every amendment to
                        -----------------------------------
this Indenture or the Notes shall comply with the TIA as then in effect.

          Section 9.4.  Revocation and Effect of Consents and Waivers.  A
                        ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.
               -----------    ---

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 90 days after such record date.

          Section 9.5.  Notation on or Exchange of Notes.  If an amendment
                        --------------------------------
changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          Section 9.6.  Trustee to Sign Amendments, etc.  The Trustee shall sign
                        -------------------------------
any amendment, supplement or waiver authorized pursuant to this Article IX if
                                                                ----------
the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it.
In signing such amendment, supplement or waiver the Trustee shall receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections
                                                                        --------
7.1 and 7.2) shall be fully protected in relying upon, such evidence as it deems
---     ---
appropriate, including, without limitation, solely on an Opinion of Counsel and an Officer's Certificate, each stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

                                   ARTICLE X

                           SUBORDINATION OF THE NOTES

          Section 10.1.  Agreement to Subordinate.  The Company agrees, and each
                         ------------------------
Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all
                 ---------
Obligations due in respect of the Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Company. All provisions of this Article X shall be subject to Section 10.12.
                                    ---------                     -------------

          Section 10.2.  Liquidation, Dissolution, Bankruptcy.  Upon any payment
                         ------------------------------------
or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness in cash before Noteholders shall be entitled to receive any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes; and

          (2) until such Senior Indebtedness is paid in full in cash, any distribution to which Noteholders would be entitled but for this Article X shall
                                                                 ---------
be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive (a) Permitted Junior Securities and (b) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof.
   -----------

          Section 10.3.  Default on Senior Indebtedness of the Company.  The
                         ---------------------------------------------
Company may not pay the principal of, premium, if any, or interest or Liquidated Damages, if any, on the

Notes or make any deposit pursuant to Section 8.1 and may not repurchase, redeem
                                      -----------
or otherwise retire any Notes (collectively, "pay the Notes") (other than
                                              -------------
payments in the form of Permitted Junior Securities and payments and other distributions made from any defeasance trust created pursuant to Section 8.1
                                                                 -----------
hereof) if (i) any Designated Senior Indebtedness of the Company is not paid when due or (ii) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the immediately preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage
                                                            ----------------
Period") commencing upon the receipt by the Trustee (with a copy to the Company)
------
of written notice (a "Blockage Notice") of such default from the Representative
                      ---------------
of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because a Representative of the holders of such Designated Senior Indebtedness has notified the Trustee that the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.3), unless the holders of such Designated
                       ------------
Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. For purposes of this Section 10.3, no default
                                                      ------------
or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          Section 10.4.  Acceleration of Payment of Notes.  If payment of the
                         --------------------------------
Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative of the holders of the Designated Senior Indebtedness of the Company of the acceleration.

          Section 10.5.  When Distribution Must Be Paid Over.  If a distribution
                         -----------------------------------
is made to Noteholders that because of this Article X should not have been made
                                            ---------
to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them or their Representative as their interests may appear.

          Section 10.6.  Subrogation.  After all Senior Indebtedness of the
                         -----------
Company is paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness
                             ---------
which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

          Section 10.7.  Relative Rights.  This Article X defines the relative
                         ---------------        ---------
rights of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

          Section 10.8.  Subordination May Not Be Impaired by Company.  No right
                         --------------------------------------------
of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          Section 10.9.  Rights of Trustee and Paying Agent.  Notwithstanding
                         ----------------------------------
Section 10.3, the Trustee or Paying Agent may continue to make payments on the
------------
Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a
     ---------
Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may
     ---------
at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its
                             -----------
rights as such
holder. Nothing in this Article X shall apply to claims of, or payments to, the
                        ---------
Trustee under or pursuant to Section 7.7.
                             -----------

          Section 10.10.  Distribution or Notice to Representative.  Whenever a
                          ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

          Section 10.11.  Article X Not to Prevent Events of Default or Limit
                          ---------------------------------------------------
Right to Accelerate.  The failure to make a payment pursuant to the Notes by
-------------------
reason of any provision in this Article X shall not be construed as preventing
                                ---------
the occurrence of a Default. Nothing in this Article X shall have any effect on
                                             ---------
the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

          Section 10.12.  Trust Moneys Not Subordinated.  Notwithstanding
                          -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee
                                                   ------------
for the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article
                                                                         -------
X, and none of the Noteholders shall be obligated to pay over any such amount to
-
the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          Section 10.13.  Trustee Entitled to Rely.  Upon any payment or
                          ------------------------
distribution pursuant to this Article X, the Trustee and the Noteholders shall
                              ---------
be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2
                                                                   ------------
are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee
                                   ---------
determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may
                                                ---------
request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article X, and, if such evidence is not furnished, the Trustee may defer any
---------
payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be
                                                   ------------     ---
applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.
     ---------

          Section 10.14.  Trustee to Effectuate Subordination.  Each Noteholder
                          -----------------------------------
by accepting a Note authorizes and directs the Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of such Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-
                            ---------
fact for any and all such purposes.

          Section 10.15.  Trustee Not Fiduciary for Holders of Senior
                          -------------------------------------------
Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.
                                            ---------

          Section 10.16.  Reliance by Holders of Senior Indebtedness on
                          ---------------------------------------------
Subordination Provisions.  Each Noteholder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          Section 10.17.  No Waiver of Subordination Provisions.  (a)  No right
                          -------------------------------------
of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

          (b)  Without limiting the generality of subsection (a) of this Section
                                                                         -------
10.17, the holders of Senior Indebtedness may, at any time and from time to
-----
time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article X or the obligations
                                             ---------
hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

          (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

          (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

          (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; or

          (iv) exercise or refrain from exercising any rights against the Company and any other Person;

provided, however, that in no event shall any such actions limit the right of
--------  -------
the Noteholders to take any action to accelerate the maturity of the Notes pursuant to Article VI of this Indenture or to pursue any rights or remedies
            ----------
hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article X, subject to the rights, if any,
                                    ---------
under this Article X of the holders from time to time of Senior Indebtedness to
           ---------
receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          Section 10.18.  Other Rights of Holders of Senior Indebtedness.  All
                          ----------------------------------------------
rights and interest under this Indenture of the holders of Senior Indebtedness and all agreements and obligations of the Trustee, the Noteholders and the Company under this Article X shall remain in full force and effect irrespective
                   ---------
of:

          (a) any lack of validity or enforceability of the Senior Credit Facility and promissory notes evidencing the Senior Credit Facility or any other agreement or instrument relating thereto or to any other Senior Indebtedness; or

          (b) any other circumstance that might constitute a defense available to or a discharge of a guarantor or surety (other than as a result of any payments made on the Senior Credit Facility or other Senior Indebtedness).

          The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Article X at any time when the Trustee, the Company
                             ---------
or any Noteholder shall have failed to comply with any of these provisions.

          The provisions of this Article X shall continue to be effective or be
                                 ---------
reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                                   ARTICLE XI

                                   GUARANTEE

          Section 11.1.  Guarantee.  (a)  Each Note Guarantor hereby fully,
                         ---------
unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the "Guaranteed Obligations"). Each Note Guarantor
                             ----------------------
further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any
                                             ---------
extension or renewal of any Obligation. Each of the Note Guarantors will agree to pay, on a senior subordinated basis and in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under such Note Guarantor's Note Guarantee.

          (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any Default under the Notes or the Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Note Guarantor; or (f) any change in the ownership of the Company.

          (c) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

          (d) The Guaranteed Obligations shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

          (e) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Liquidated Damages, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

          (f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

          (g) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purposes of this Note Guarantee.

          (h) Each Note Guarantee is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior
   -----------
payment in full of all Senior Indebtedness of such Note Guarantor and is made subject to such provisions of this Indenture.

          Section 11.2.  Limitation on Liability; Termination, Release and
                         -------------------------------------------------
Discharge.  (a)  The Guaranteed Obligation will be limited to the maximum amount
---------
as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the Guaranteed Obligations of such other Note Guarantor or pursuant to its contribution obligations under this Indenture, result in the Guaranteed Obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          (b) Each Note Guarantor may consolidate with or merge into or sell its assets to the Company or another Note Guarantor without limitation. Each Note Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Note Guarantor (whether or not affiliated with the Note Guarantor), except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such merger, consolidation or sale shall not be permitted unless (i) the Person formed by or surviving any such consolidation or merger assumes all the Guaranteed Obligations of such Note Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and the Note Guarantee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Note Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Note Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Indenture (including Section
                                                                      -------
3.11), such Note Guarantor will be deemed released from all its Guaranteed
----
Obligations and such Note Guarantee will terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Note

Guarantor under the Senior Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate upon such release, sale or transfer.

          (c) A Note Guarantor will be deemed released and relieved from its Guaranteed Obligations and its Note Guarantee without any further action required on the part of the Company or such Note Guarantor if, in accordance with the provisions of this Indenture:

          (i)   there is a legal defeasance of the Notes;

          (ii) such Note Guarantor ceases to exist as a result of its merger into the Company or another Note Guarantor or as a result of its liquidation in a manner not giving rise to a Default or Event of Default;

          (iii) there is a sale or other disposition of all or a portion of the Capital Stock of such Note Guarantor to a Person other than the Company or one of its Subsidiaries such that such Subsidiary is no longer a Subsidiary of the Company; or

          (iv)  such Note Guarantor is designated as an Unrestricted Subsidiary.

          Section 11.3.  Right of Contribution.  Each Note Guarantor that makes
                         ---------------------
a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with GAAP. The provisions of this Section 11.3 shall in no respect limit the obligations and
                   ------------
liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.

          Section 11.4.  No Subrogation. Each Note Guarantor agrees that it
                         --------------
shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Obligations and all obligations to which the Obligations are subordinated. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Obligations and all obligations to which the Obligations are subordinated shall not have been paid in full, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such Note Guarantor to the Trustee, if required), to be applied against the Obligations or obligations to which the Obligations are subordinated. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for
                                                                ----------
the purposes of such Note Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations
                                                ----------
shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.4.
        ------------

          Section 11.5.  Additional Note Guarantees.  The Company will cause any
                         --------------------------
Person that shall become a Domestic Restricted Subsidiary, other than a Special Purpose Financing Vehicle, (an "Additional Guarantor") to concurrently Guarantee
                                --------------------
(an "Additional Guarantee") the Company's Obligations under this Indenture and
     --------------------
the Notes by executing a Supplemental Indenture substantially in the form of Exhibit F, it being understood that such Additional Guarantee shall be
---------
subordinated in right of payment to Senior Indebtedness of such Additional Guarantor including Guarantees constituting Senior Indebtedness; provided, however, that each Additional Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee only in accordance with Section 11.2 above.
                                             ------------

                                  ARTICLE XII

                      SUBORDINATION OF THE NOTE GUARANTEES

          Section 12.1.  Agreement to Subordinate. Each Note Guarantor agrees,
                         ------------------------
and each Noteholder by accepting a Note agrees, that the Guaranteed Obligations and the obligations of the Note Guarantors under Article XI are subordinated in
                                                 ----------
right of payment, to the extent and in the manner provided in this Article XII,
                                                                   -----------
to the prior payment in full in cash of all Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of such Note Guarantor shall rank senior to the Obligations of such Note Guarantor in accordance with the provisions set forth herein. The Obligations of each Note Guarantor shall in all respects rank pari passu with, or be senior to, all other Indebtedness of such Note Guarantor.

          Section 12.2.  Liquidation, Dissolution, Bankruptcy.  Upon any payment
                         ------------------------------------
or distribution of the assets of any Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property:

          (1) holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full of such Senior Indebtedness in cash before Noteholders shall be entitled to receive any payment pursuant to the Note Guarantee of such Note Guarantor; and

          (2) until the Senior Indebtedness of such Note Guarantor is paid in full in cash, any distribution to which Noteholders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their
     -----------
interests may appear, except that Noteholders may receive (a) Permitted Junior Securities and (b) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof.
                          -----------

          Section 12.3.  Default on Senior Indebtedness of Note Guarantors.
                         -------------------------------------------------
Each Note Guarantor may not pay the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes or make any deposit pursuant to
Section 8.1 and may not repurchase, redeem or otherwise retire any Notes
-----------
(collectively, "pay its Note Guarantee") (other than payment in the form of
                ----------------------
Permitted Junior Securities and payments and other distributions from any defeasance trust created pursuant to Section 8.1 hereof) if (i) any Designated
                                     -----------
Senior Indebtedness of the relevant Note Guarantor is not paid when due or (ii) any other default on Designated Senior

Indebtedness of such Note Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that such Note Guarantor may pay its Note Guarantee without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness of such Note Guarantor with respect to which either of the events set forth in clause (i) or (ii) has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or
(ii) of the immediately preceding sentence) with respect to any Designated Senior Indebtedness of such Note Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor may not pay its Note Guarantee for the Payment Blockage Period commencing upon the receipt by the Trustee (with a copy to such Note Guarantor) of a Blockage Notice of such default from the Representative of the holders of such Designated Senior Indebtedness and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated
(i) by written notice to the Trustee and such Note Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because a Representative of the holders of such Designated Senior Indebtedness has notified the Trustee that the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section
                                                                       -------
12.3), unless the holders of such Designated Senior Indebtedness of such Note
----
Guarantor or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness such Note Guarantor may resume payments on its Note Guarantee after the end of such Payment Blockage Period. Each Note Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of a Note Guarantor during such period. For purposes of this Section 12.3, no Default or Event of Default which existed or
                 ------------
was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          Section 12.4.  Demand for Payment.  If a demand for payment is made on
                         ------------------
any Note Guarantor pursuant to Article XI, the Trustee shall promptly notify the
                               ----------
holders of the Designated Senior Indebtedness (or their Representatives) of such Note Guarantor of such demand.

          Section 12.5.  When Distribution Must Be Paid Over.  If a distribution
                         -----------------------------------
is made to Noteholders that because of this Article XII should not have been
                                            -----------
made to them, the Noteholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness of such Note Guarantor and pay it over to them or their Representative as their interests may appear.

          Section 12.6.  Subrogation.  After all Senior Indebtedness of each
                         -----------
Note Guarantor is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XII to holders of such Senior Indebtedness which
                -----------
otherwise would have been made to Noteholders is not, as between each Note Guarantor and Noteholders, a payment by such Note Guarantor on such Senior Indebtedness.

          Section 12.7.  Relative Rights.  This Article XII defines the relative
                         ---------------        -----------
rights of Noteholders and holders of Senior Indebtedness of each Note Guarantor. Nothing in this Indenture shall:

          (1) impair, as between each Note Guarantor and the Noteholders, the obligation of such Note Guarantor, which is absolute and unconditional, to pay its obligations to the extent set forth in Article XI; or
                                           ----------

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by any Note Guarantor under its obligations, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Noteholders.

          Section 12.8.  Subordination May Not Be Impaired by Note Guarantors.
                         ----------------------------------------------------
No right of any holder of Senior Indebtedness of any Note Guarantor to enforce the subordination of the obligations of such Note Guarantor shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

          Section 12.9.  Rights of Trustee and Paying Agent.  Notwithstanding
                         ----------------------------------
Section 12.3, the Trustee or Paying Agent may continue to make payments on each
------------
Note Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. The Company, each Note Guarantor, the Registrar or co-
     -----------
registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Note Guarantor may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of any Note Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Senior Indebtedness of any Note Guarantor which
-----------
may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its
                             -----------
rights as such holder. Nothing in this Article XII shall apply to claims of, or
                                       -----------
payments to, the Trustee under or pursuant to Section 7.7.
                                              -----------

          Section 12.10.  Distribution or Notice to Representative.  Whenever a
                          ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of any Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

          Section 12.11.  Article XII Not to Prevent Defaults Under the Note
                          --------------------------------------------------
Guarantees or Limit Right To Demand Payment.  The failure to make a payment
-------------------------------------------
pursuant to any Note Guarantee by reason of any provision in this Article XII
                                                                  -----------
shall not be construed as preventing the occurrence of a Default under such Note Guarantee. Nothing in this Article XII shall have any effect on the right of the
                           -----------
Noteholders or the Trustee to make a demand for payment on any Note Guarantor pursuant to Article XI.
            ----------

          Section 12.12.  Trustee Entitled to Rely.  Upon any payment or
                          ------------------------
distribution pursuant to this Article XII, the Trustee and the Noteholders shall
                              -----------
be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2
                                                                   ------------
are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representative for the holders of Senior Indebtedness of any Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that
                                                 -----------
the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of such Note Guarantor to participate in any payment or distribution pursuant to this Article
                                                                         -------
XII, the Trustee may request such Person to furnish evidence to the reasonable
---
satisfaction of the Trustee as to the amount of such Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not
                                 -----------
furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or
              ------------    ----
omissions of actions by the Trustee pursuant to this Article XII.
                                                     -----------

          Section 12.13.  Trustee to Effectuate Subordination.  Each Noteholder
                          -----------------------------------
by accepting a Note authorizes and directs the Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of any Note Guarantor as provided in this Article XII and appoints
                                                       -----------
the Trustee as attorney-in-fact for any and all such purposes.

          Section 12.14.  Trustee Not Fiduciary for Holders of Senior
                          -------------------------------------------
Indebtedness of Note Guarantors.  The Trustee shall not be deemed to owe any
-------------------------------
fiduciary duty to the holders of Senior Indebtedness of any Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.
     -----------

          Section 12.15.  Reliance by Holders of Senior Indebtedness on
                          ---------------------------------------------
Subordination Provisions.  Each Noteholder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          Section 12.16.  No Waiver of Subordination Provisions.  (a)  No right
                          -------------------------------------
of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Note Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Note Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

          (b)  Without limiting the generality of subsection (a) of this Section
                                                                         -------
12.16, the holders of Senior Indebtedness may, at any time and from time to
-----
time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article XII or the obligations
                                             -----------
hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

          (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

          (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

          (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; or

          (iv) exercise or refrain from exercising any rights against any Note Guarantor and any other Person;

provided, however, that in no event shall any such actions limit the right of
--------  -------
the Noteholders to take any action to accelerate the maturity of the Notes pursuant to Article VI of this Indenture or to pursue any rights or remedies
            ----------
hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article XII, subject to the rights, if any,
                                    -----------
under this Article XII of the holders from time to time of Senior Indebtedness
           -----------
to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          Section 12.17.  Other Rights of Holders of Senior Indebtedness.  All
                          ----------------------------------------------
rights and interest under this Indenture of the holders of Senior Indebtedness and all agreements and obligations of the Trustee, the Noteholders and any Note Guarantor under this Article XII shall remain in full force and effect
                     -----------
irrespective of:

          (a) any lack of validity or enforceability of the Senior Credit Facility and promissory notes evidencing the Senior Credit Facility or any other agreement or instrument relating thereto or to any other Senior Indebtedness; or

          (b) any other circumstance that might constitute a defense available to or a discharge of a guarantor or surety (other than as a result of any payments made on the Senior Credit Facility or other Senior Indebtedness).

          The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Article XII at any time when the Trustee, any Note
                             -----------
Guarantor or any Noteholder shall have failed to comply with any of these provisions.

          The provisions of this Article XII shall continue to be effective or
                                 -----------
be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of any Note Guarantor or otherwise, all as though such payment had not been made.

                                  ARTICLE XIII

                                 MISCELLANEOUS

          Section 13.1.  Trust Indenture Act Controls.  If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Note Guarantor in addition to performing its Guaranteed Obligations shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

          Section 13.2.  Notices.  Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail, overnight courier or facsimile transmission addressed as follows:

          if to the Company or any Note Guarantor:

          Global Imaging Systems, Inc.
          P.O. Box 273478
          Tampa, FL  33688-3478
          Attention:  Chief Financial Officer

          if to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          New York, NY 10036-1532
          Attention:  Corporate Trust Department

          The Company, the Note Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a registered Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 13.3.  Communication by Holders with Other Holders.
                         -------------------------------------------
Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          Section 13.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 13.5.  Statements Required in Certificate or Opinion.  Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

          Section 13.6.  Rules by Trustee, Paying Agent and Registrar.  The
                         --------------------------------------------
Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.7.  GOVERNING LAW, ETC.  (A) THIS INDENTURE, THE NOTES AND
                         -------------------
THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          (b) Each of the Company and the Note Guarantors hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits or will submit, as the case may be, to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment and (v) agrees that service of process by mail to the address specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

          Section 13.8.  No Recourse Against Others.  An incorporator, or any
                         --------------------------
past, present or future director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any Obligations of the Company under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          Section 13.9.  Successors.  All agreements of the Company and any Note
                         ----------
Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 13.10. Multiple Originals.  The parties may sign any number
                         ------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          Section 13.11. Severability.  In case any provision in this Indenture
                         ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 13.12.  Qualification of Indenture.  The Company shall qualify
                          --------------------------
this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          Section 13.13.  Table of Contents; Headings.  The table of contents,
                          ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 GLOBAL IMAGING SYSTEMS, INC.

                                 By /s/ Raymond Schilling
                                    -----------------------
                                    Name:  Raymond Schilling
                                    Title: Vice President, Chief Financial
                                           Officer, Secretary and Treasurer


                                 Each NOTE GUARANTOR listed in Annex A hereto

                                 By /s/ Raymond Schilling
                                    -----------------------
                                    Name:  Raymond Schilling, on behalf of, and
                                           in his capacity as an authorized
                                           signatory for, each of the Note
                                           Guarantors listed in Annex A hereto


                                 UNITED STATES TRUST COMPANY OF NEW YORK, AS
                                    TRUSTEE

                                 By /s/ Louis P. Young
                                    -------------------
                                    Name:  Louis P. Young
                                    Title: Vice President

                                                                         ANNEX A

                                Note Guarantors
                                ---------------

               1.                   American Photocopy Equipment Company of
                                    Pittsburgh

               2.                   Berney, Inc.

               3.                   Business Equipment Unlimited

               4.                   Cameron Office Products, Inc.

               5.                   Capital Copy Products, Inc.

               6.                   Capitol Office Solutions, Inc.

               7.                   Carr Business Machines of Great Neck, Inc.

               8.                   Centre Business Products, Inc.

               9.                   Connecticut Business Systems, Inc.

               10.                  Conway Office Products, Inc.

               11.                  Copy Service and Supply, Inc.

               12.                  COS Financial, Inc.

               13.                  Dahill Industries, Inc.

               14.                  Distinctive Business Products, Inc.

               15.                  Duplicating Specialties, Inc. dba Copytronix

               16.                  Eastern Copy Products, Inc.

               17.                  Electronic Systems of Richmond, Inc.

               18.                  Electronic Systems, Inc.

               19.                  Felco Office Systems, Inc.

               20.                  Global Imaging Finance Company

               21.                  Global Imaging Operations, Inc.

               22.                  ProView, Inc.

               23.                  Quality Business Systems, Inc.

               24.                  Southern Business Communications, Inc.

               25.                  Southern Copy Systems, Inc.

                                                                       EXHIBIT A

                          FORM OF FACE OF INITIAL NOTE



No. [___]
                                                          CUSIP NO. ____________

                           [If the Note is a Regulation S Global Note, include:]

                                                           ISIN NO. ____________


     [Include the following legend for Global Notes only:]

     THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     [The following legend shall appear on all Certificated Notes prior to the Resale Restriction Termination Date:]

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

     [The following legend shall appear on all Notes prior to the Resale Restriction Termination Date or expiration of the Restricted Period therefor:]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EITHER CASE, IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE

     MEANINGS GIVEN TO THEM BY REGULATION S ADOPTED UNDER THE SECURITIES ACT.

                                   GLOBAL NOTE
            Representing 10 3/4% Senior Subordinated Notes Due 2007

          Global Imaging Systems, Inc., a Delaware corporation, promises to pay
to [        ], or registered assigns, the principal sum of $[        ] Dollars,
as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on February 15, 2007.

          Interest Payment Dates:  February 15 and August 15
          Record Dates:  February 1 and August 1

          Additional provisions of this Note are set forth on the other side of this Note.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

          IN WITNESS WHEREOF, Global Imaging Systems, Inc. has caused this Note to be duly executed.

                                 GLOBAL IMAGING SYSTEMS, INC.

                                 By _________________________
                                    Name:  Thomas S. Johnson
                                    Title: President

                                 By _________________________
                                    Name:  Raymond Schilling
                                    Title: Vice President, Chief Financial
                                           Officer, Secretary and Treasurer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By_________________________
Authorized Signatory             Date:________, 1999

                      FORM OF REVERSE SIDE OF INITIAL NOTE

                   10 3/4% Senior Subordinated Notes due 2007

1.  Interest
    --------

          Global Imaging Systems, Inc., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

          The Company will pay interest and Liquidated Damages, if any, semiannually on February 15 and August 15 of each year commencing August 15, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including March 8, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest and interest on Liquidated Damages, if any, (without regard to any applicable grace periods) at the rate of 1.0% per annum in excess of the rate shown on this Note.

2.  Method of Payment
    -----------------

          By at least 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest or Liquidated Damages, if any, on, any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent (or, if the Company is then acting as Paying Agent, then the Company shall, as Paying Agent, segregate and hold in trust) money sufficient to pay such principal of, premium, if any, and interest and Liquidated Damages, if any. The Company will pay interest (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the interest payment date even if Notes are canceled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) will be made by the transfer of immediately available funds to the accounts specified by the Depository Trust Company. All payments in respect of a Certificated Note (including principal, premium, if any, and interest) will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment.

3.  Paying Agent and Registrar
    --------------------------

          Initially, United States Trust Company of New York will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          The Company issued the Notes under an Indenture dated as of March 8, 1999 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Note Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date
                          ------
of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms. Each Noteholder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

          The Notes are general unsecured senior subordinated obligations of the Company unlimited in aggregate principal amount; $100,000,000 in aggregate principal amount will be initially issued on the Issue Date. This Note is one of the Initial Notes referred to in the Indenture. The Initial Notes and the Exchange Notes will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Company and its Restricted Subsidiaries, and Noteholders are referred to the Indenture for a statement of those limitations.

          The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without the consent of the Holders, create and issue pursuant to the Indenture additional Notes having terms and conditions identical to those of the Notes issued on the Issue Date ("Add-On Notes") (or the same except for the payment of interest accruing prior to the issue date of such Add-On Notes or except for the first payment of interest following the issue date of such Add-On Notes), which Add-On Notes will be treated, together with any other Outstanding Notes, as a single issue of securities.

          To guarantee the due and punctual payment of the principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company's existing Domestic Restricted Subsidiaries have unconditionally guaranteed, jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture. In addition, any future Domestic Restricted Subsidiaries of the Company (other than Special Purpose Financing Vehicles) are required pursuant to the terms of the Indenture to unconditionally guarantee the Notes on a senior subordinated basis by executing a supplemental indenture.

5.  Redemption
    ----------

          Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued interest and Liquidated Damages, if any, to the date of redemption (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of redemption):

                              YEAR                                    PERCENTAGE
                              ----                                    ----------
          2003....................................................      105.375%
          2004....................................................      102.688%
          2005 and thereafter.....................................      100.000%

          Optional Redemption upon Public Equity Offerings. In addition, at any time, or from time to time, on or prior to February 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of redemption); provided, however, that after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

          As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended (the "Securities Act"), or any successor statute.

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only; and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall, subject to the preceding proviso, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC or a successor depositary), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent or Trustee (if not then serving as the Paying Agent) funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.  Repurchase Provisions
    ---------------------

          Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of purchase). Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

          To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of such Asset Sale in certain ways described in the Indenture, the Company will make an offer to purchase (the "Net Proceeds Offer") at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon (the "Net Proceeds Amount"), to the date of purchase (the "Net Proceeds Offer Payment Date") not less than 20 business days following the date on which such offer is made (or such longer period as may be required by law) nor more than 60 days following the 270th day following such Asset Sale, from all Holders on a pro rata basis (and on a pro rata basis with the holders of any other Senior Subordinated Indebtedness with similar provisions requiring the Company to offer to purchase such Senior Subordinated Indebtedness with the proceeds of Asset Sales), that principal amount of Notes and such other Senior Subordinated Indebtedness equal to such unapplied Net Cash Proceeds at a price equal to the unapplied Net Cash Proceeds. Notwithstanding the foregoing, the Company may defer the Net Proceeds Offer until there is an aggregate amount of unapplied Net Cash Proceeds equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).


7.  Denominations; Transfer; Exchange
    ---------------------------------

          The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such redemption or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.  Persons Deemed Owners
    ---------------------

          The registered holder of this Note may be treated as the owner of it for all purposes.

9.  Unclaimed Money
    ---------------

          If money for the payment of principal, interest or Liquidated Damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity
    -----------------------------------------

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver
    -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any Default (other than with respect to nonpayment, or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to
                  ----------
provide for uncertificated Notes in addition to or in place of Certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes or Add-On Notes.

12.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Outstanding Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others
     --------------------------

          An incorporator, or any past, present or future director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes or any Note Guarantees, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

17.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          [Include if this is a Regulation S Note]

18.  ISIN Numbers
     ------------

          The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


19.  Registration Rights
     -------------------

          Pursuant to the Registration Rights Agreement, the Company and the Note Guarantors will be obligated to consummate an exchange offer for the Initial Notes pursuant to which the Holder of this Note shall have the right to exchange this Note for Exchange Notes, which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Notes. The Holders shall be entitled to receive Liquidated Damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

20.  Governing Law
     -------------

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                          Global Imaging Systems, Inc
                                P.O. Box 273478
                           Tampa, Florida 33688-3478

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________

Date: ____________________    Your Signature: ___________________

Signature Guarantee: ______________________________
                     (Signature must be guaranteed)

______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                     [To be attached to Global Notes only:]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:


Date of Exchange                  Amount of decrease in Principal         Amount of increase in Principal
Amount of this Global Note        Amount of this Global Note              Note following such decrease or increase
--------------------------        -------------------------------         ----------------------------------------

Signature of authorized signatory
of Trustee or Note Custodian
---------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 3.11 or Section 3.18 of the Indenture, check either box:
            ------------    ------------


                    [ ]             [ ]
                    Section 3.11    Section 3.18
                    ------------    ------------

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.11 or Section 3.18 of the Indenture, state the
                    ------------    ------------
principal amount you want the Company to redeem (must be integral multiple of $1,000): $

Date: __________      Your Signature ____________________________
                      (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:  _______________________________________
                      (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                         FORM OF FACE OF EXCHANGE NOTE


     [Include the following two paragraphs for Global Notes only:]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [___]                                Principal Amount $[__________________],
                                         as revised by the Schedule of Increases
                                         and Decreases in Global Note attached
                                         hereto


                                                          CUSIP NO. ____________
                           [If the Note is a Regulation S Global Note, include:]
                                                           ISIN NO. ____________

                   10 3/4% Senior Subordinated Notes due 2007

          Global Imaging Systems, Inc., a Delaware corporation, promises to pay to [_________], or registered assigns, the principal sum of [____________], as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on February 15, 2007.

          Interest Payment Dates:  February 15 and August 15
          Record Dates:  February 1 and August 1

          Additional provisions of this Note are set forth on the other side of this Note.

                                 Global Imaging Systems, Inc.

                                 By_________________________________
                                    Name:
                                    Title:

                                 By_________________________________
                                    Name:
                                    Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

United States Trust Company of New York, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

UNITED STATES TRUST COMPANY OF NEW YORK

By _______________________
Authorized Signatory                    Date: March 8, 1999


                     FORM OF REVERSE SIDE OF EXCHANGE NOTE

                   10 3/4% Senior Subordinated Notes due 2007

1.  Interest
    --------

          Global Imaging Systems, Inc., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

          The Company will pay interest and Liquidated Damages, if any, semiannually on February 15 and August 15 of each year commencing August 15, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including March 8, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest and interest on Liquidated Damages, if any, (without regard to any applicable grace periods) at the rate of 1.0% per annum in excess of the rate shown on this Note.

2.  Method of Payment
    -----------------

          By at least 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest or Liquidated Damages, if any, on, any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent (or, if the Company is then acting as Paying Agent, then the Company shall, as Paying Agent, segregate and hold in trust) money sufficient to pay such principal of, premium, if any, and interest and Liquidated Damages, if any. The Company will pay interest (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the interest payment date even if Notes are canceled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) will be made by the transfer of immediately available funds to the accounts specified by the Depository Trust Company. All payments in respect of a Certificated Note (including principal, premium, if any, and interest) will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment.

3.  Paying Agent and Registrar
    --------------------------

          Initially, United States Trust Company of New York will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          The Company issued the Notes under an Indenture dated as of March 8, 1999 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the

"Indenture"), among the Company, the Note Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
------
"Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms. Each Noteholder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

          The Notes are general unsecured senior subordinated obligations of the Company unlimited in aggregate principal amount; $100,000,000 in aggregate principal amount will be initially issued on the Issue Date. This Note is one of the Exchange Notes referred to in the Indenture. The Initial Notes and the Exchange Notes will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Company and its Restricted Subsidiaries and Noteholders are referred to the Indenture for a statement of those limitations.

          The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without the consent of the Holders, create and issue pursuant to the Indenture additional Notes having terms and conditions identical to those of the Notes issued on the Issue Date (Add-On Notes") (or the same except for the payment of interest accruing prior to the issue date of such Add-On Notes or except for the first payment of interest following the issue date of such Add-On Notes), which Add-On Notes will be treated, together with any other Outstanding Notes, as a single issue of securities.

          To guarantee the due and punctual payment of the principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company's existing Domestic Restricted Subsidiaries have unconditionally guaranteed, jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture. In addition, any future Domestic Restricted Subsidiaries of the Company (other than Special Purpose Financing Vehicles) are required pursuant to the terms of the Indenture to unconditionally guarantee the Notes on a senior subordinated basis by executing a supplemental indenture.

5.  Redemption
    ----------

          Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued interest and Liquidated Damages, if any, to the date of redemption (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of redemption):

                        YEAR                                     PERCENTAGE
                        ----                                     ----------
          2003..................................................   105.375%
          2004..................................................   102.688%
          2005 and thereafter...................................   100.000%

          Optional Redemption upon Public Equity Offerings. In addition, at any time, or from time to time, on or prior to February 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of redemption); provided, however, that after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

          As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended (the "Securities Act"), or any successor statute.

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only; and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall, subject to the preceding proviso, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC or a successor depositary), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the

Company has deposited with the Paying Agent or Trustee (if not then serving as the Paying Agent) funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.  Repurchase Provisions
    ---------------------

          Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of purchase). Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

          To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of such Asset Sale in certain ways described in the Indenture, the Company will make an offer to purchase (the "Net Proceeds Offer") at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon (the "Net Proceeds Amount"), to the date of purchase (the "Net Proceeds Offer Payment Date") not less than 20 business days following the date on which such offer is made (or such longer period as may be required by law) nor more than 60 days following the 270th day following such Asset Sale, from all Holders on a pro rata basis (and on a pro rata basis with the holders of any other Senior Subordinated Indebtedness with similar provisions requiring the Company to offer to purchase such Senior Subordinated Indebtedness with the proceeds of Asset Sales), that principal amount of Notes and such other Senior Subordinated Indebtedness equal to such unapplied Net Cash Proceeds at a price equal to the unapplied Net Cash Proceeds. Notwithstanding the foregoing, the Company may defer the Net Proceeds Offer until there is an aggregate amount of unapplied Net Cash Proceeds equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).


7.  Denominations; Transfer; Exchange
    ---------------------------------

          The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such redemption or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.  Persons Deemed Owners
    ---------------------

          The registered holder of this Note may be treated as the owner of it for all purposes.

9.  Unclaimed Money
    ---------------

          If money for the payment of principal, interest or Liquidated Damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity
    -----------------------------------------

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver
    -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any Default (other than with respect to nonpayment, or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated
                  ----------
Notes in addition to or in place of Certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes or Add-On Notes.

12.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Outstanding Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others
     --------------------------

          An incorporator, or any past, present or future director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes or any Note Guarantees, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

17.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          [Include if this is a Regulation S Note]

18.  ISIN Numbers
     ------------

          The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law
     -------------

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                          Global Imaging Systems, Inc.
                                P.O. Box 273478
                           Tampa, Florida  33688-3478

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Note on the books
of the Company.  The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________  Your Signature ____________________

Signature Guarantee:  ____________________________________
                       (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

   The following increases or decreases in this Global Note have been made:

Date of        Amount of decrease in Principal    Amount of increase in Principal    Principal Amount of this Global
Exchange       Amount of this Global Note         Amount of this Global Note         Note following such decrease or
                                                                                      increase

-------------  -------------------------------    -------------------------------    ----------------------------------------

Signature of authorized signatory
of Trustee or Note Custodian
---------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 3.11 or Section 3.18 of the Indenture, check either box:
            ------------    ------------

                    [_]             [_]
                    Section 3.11    Section 3.18
                    ------------    ------------

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.11 or Section 3.18 of the Indenture, state the
                    ------------    ------------
principal amount you want the Company to redeem (must be integral multiple of $1,000): $

Date: _______________     Your Signature: _________________________
                          (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee: _______________________________________
                          (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C

               Form of Transfer Certificate for Transfer to QIBs
               -------------------------------------------------

United States Trust Company of New York
114 West 47th Street
New York, NY 10036

     Re: Global Imaging Systems, Inc. 10 3/4% Senior Subordinated Notes due 2007 (the "Notes")
                    -------
Dear Sirs:

          Reference is hereby made to the Indenture dated as of March 8, 1999 (as amended and supplemented from time to time, the "Indenture") between the Company, as issuer and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $___________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

          In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By ____________________________    Dated: ___________

                                                                       EXHIBIT D

      Form of Certificate to be Delivered in Connection with Transfers to
      -------------------------------------------------------------------
                       Institutional Accredited Investors
                       ----------------------------------

                                                   [Date]
United States Trust Company of New York
114 West 47th Street
New York, NY 10036

          Re:       Global Imaging Systems, Inc. 10 3/4% Senior Subordinated
                    --------------------------------------------------------
                    Notes due 2007 (the "Notes")
                    ----------------------------

Dear Sirs:
          This certificate is delivered to request a transfer of US $ principal amount of the Notes of Global Imaging Systems, Inc. (the "Company").

          Upon transfer, the Notes should be registered in the name of the new owner as follows:

          Name: ___________________________________ [as nominee for us]/1/


          Address: ________________________________

          Taxpayer ID Number: _____________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes for investment and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date (the "Resale Restriction
___________________________
/1/ (Strike if applicable.)

Termination Date") which is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) only (a) to the Issuer or any subsidiaries thereof, (b) inside the United States to a qualified institutional buyer in compliance with Rule 144A adopted under the Securities Act, (c) inside the United States to an accredited investor that delivers a certification substantially in the form of this certification, (d) outside the United States in compliance with Regulation S adopted under the Securities Act,
(e) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available), or (f) pursuant to an effective registration statement under the Securities Act, subject to the Issuer's and the trustee's right prior to any such offer, sale or transfer pursuant to clauses
(d) and (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. As used herein, the terms "Offshore Transaction" and "United States" have the meaning given to them by Regulation S adopted under the Securities Act." The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

TRANSFEREE:                                Dated: ___________

                                                                       EXHIBIT E

  Form of Certificate to be Delivered in Connection with Transfers Pursuant to
  ----------------------------------------------------------------------------
                                  Regulation S
                                  ------------

                                                [Date]
United States Trust Company of New York
114 West 47th Street
New York, NY 10036

          Re:  Global Imaging Systems, Inc. 10 3/4% Senior Subordinated Notes
               --------------------------------------------------------------
               due 2007 (the "Notes")
               ---------------------

Dear Sirs:

          In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a) the offer of the Notes was not made to a person in the United States;

          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S, as applicable;

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (e) we are the beneficial owner of the principal amount of Notes being transferred.

          In addition, if the sale is made during a restricted period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]

          ____________________________                 Dated: __________

                                                                       EXHIBIT F

                             FORM OF NOTE GUARANTEE
                             ----------------------

          This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of future Note Guarantor]
-----------------------      ---------
(the "Note Guarantor"), Global Imaging Systems, Inc.(together with its
      --------------
successors and assigns, the "Company"), each other then existing Note Guarantor
                             -------
under the Indenture referred to below, and United States Trust Company of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Company, the existing note guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 8, 1999 (as amended, supplemented, waived or otherwise modified, the "Indenture"),
                                                              ---------
providing for the issuance of 10 3/4% Senior Subordinated Notes due 2007 of the Company (the "Notes");
              -----

          WHEREAS, the Indenture provides that the Company is required to cause each Restricted Subsidiary created or acquired by the Company to execute and deliver to the Trustee a Note Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Note Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis; and

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the
                               -----------
Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Noteholder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Note Guarantor, the Company, any other Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                   Article I
                                  Definitions
                                  -----------

          Section 1.1.  Defined Terms.  As used in this Note Guarantee, terms
                        -------------
defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Note Guarantee shall
                                       -------
refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   Article II
                        Agreement to be Bound; Guarantee
                        --------------------------------

          Section 2.1.  Agreement to be Bound.  The Note Guarantor hereby
                        ---------------------
becomes a party to the Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. The Note Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

          Section 2.2.  Guarantee.  The Guarantor hereby fully, unconditionally
                        ---------
and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article
                                                                         -------
XI of the Indenture.
--

                                  Article III
                                 Miscellaneous
                                 -------------

          Section 3.1.  Notices.  All notices and other communications to the
                        -------
Note Guarantor shall be given, as provided in the Indenture, to the Note Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

          Section 3.2.  Parties.  Nothing expressed or mentioned herein is
                        -------
intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

          Section 3.3.  Governing Law.  This Supplemental Indenture shall be
                        -------------
governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          Section 3.4.  Severability Clause.  In case any provision in this
                        -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          Section 3.5.  Ratification of Indenture; Supplemental Indentures Part
                        -------------------------------------------------------
of Indenture.  Except as expressly amended hereby, the Indenture is in all
------------
respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          Section 3.6.  Counterparts.  The parties hereto may sign one or more
                        ------------
copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          Section 3.7.  Headings.  The headings of the Articles and the Sections
                        --------
in this Note Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                 [NAME OF NOTE GUARANTOR],

                                 as a Note Guarantor

                                 By________________________________
                                   Name:
                                   Title:

                                 Global Imaging Systems, Inc.

                                 By________________________________
                                   Name:
                                   Title:

                                 [Existing Note Guarantors], as a Note Guarantor

                                 By________________________________
                                   Name:
                                   Title:

                                 United States Trust Company of New York, as
                                    Trustee

                                 By________________________________
                                   Name:
                                   Title:

                                      F-3